UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
PELOTON INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PELOTON

PELOTON

Our mission

Peloton is a leading global fitness and wellness company that empowers its Members to live fit, strong, long, and happy by providing fitness and wellness products and services they can use anytime, anywhere.

PELOTON INTERACTIVE, INC. LETTER TO STOCKHOLDERS October 23, 2026

“YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE, OR MAIL.”

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Peloton Interactive, Inc., which will be held virtually at www.virtualshareholdermeeting.com/PTON2026 on Tuesday, December 8, 2026 at 11:00 a.m. Eastern Time. To ensure stockholder access regardless of location, the Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”).

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone, or, if you received a paper proxy card, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.

We would also like to recognize Pamela Thomas-Graham, who is not standing for reelection. The Board would like to thank Pamela for her many years of service to the Company. We wish her all the best in the future.

Sincerely,

JAY HOAG

Chairperson of the Board of Directors

IMPORTANT NOTICE: REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, DECEMBER 8, 2026. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/PTON2026.

PELOTON INTERACTIVE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PELOTON INTERACTIVE, INC.

TIME AND DATE:	Tuesday, December 8, 2026 at 11:00 a.m. Eastern Time

PLACE:	You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Peloton Interactive, Inc., which will be held virtually at www.virtualshareholdermeeting.com/PTON2026. To ensure stockholder access regardless of location, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

ITEMS OF BUSINESS:	1.	Elect one Class I director of Peloton Interactive, Inc., to serve a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

	3.	Select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by us to our executive officers should be held every one, two, or three years.

	4.	Transact such other business as may properly come before the Annual Meeting or approve any adjournments or postponements thereof.

RECORD DATE:	Only stockholders of record at the close of business on October 14, 2026 are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments or postponements thereof.

PROXY VOTING:	Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents 20 votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.onepeloton.com, or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC, through its website at https://www.shareowneronline.com, or by phone at (800) 468-9716.

This notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about October 23, 2026. For ten days ending on the day prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters at 441 Ninth Avenue, Sixth Floor, New York, New York 10001.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

TAMMY ALBARRÁN
Chief Legal Officer and Corporate Secretary

PELOTON INTERACTIVE, INC. TABLE OF CONTENTS

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY	1

INFORMATION ABOUT SOLICITATION AND VOTING	5

INTERNET AVAILABILITY OF PROXY MATERIALS	5

GENERAL INFORMATION ABOUT THE MEETING	5

PELOTON INTERACTIVE, INC. TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this proxy statement, other than statements of historical fact, including, without limitation, statements regarding the execution and timing of, and the expected benefits from our restructuring initiatives and cost-saving measures, the cost savings and other efficiencies of expanding relationships with our third-party partners, details regarding and the timing of the launch of new products and services, our initiatives with retailer partners and our efforts to optimize our retail showroom footprint, the prices of our products and services, our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from those stated, including, but not limited to: our ability to successfully execute our business strategy, including our commercial strategy; our ability to achieve and maintain future profitability and positive free cash flow; our ability to attract and maintain subscribers and subscriptions (“Subscriptions”), including from channels such as secondary marketplaces over which we have limited control; our ability to accurately forecast consumer demand for our products and services and adequately manage our inventory; our ability to achieve the expected benefits of our restructuring initiatives and other cost-saving measures, including our 2025 restructuring plan, which has been substantially implemented; our ability to effectively manage our growth and costs; our ability to anticipate consumer preferences and successfully develop and offer new products and services in a timely manner, and effectively manage the introduction of new or enhanced products and services; demand for our products and services, including any declines in sales of our Connected Fitness Products, and growth of the connected fitness and wellness markets; our ability to maintain the value and reputation of the Peloton and Precor brands; disruptions or failures of our information technology systems, or websites, or those of third parties on whom we rely; our reliance on, and lack of control over, a limited number of suppliers, contract manufacturers, and logistics partners for our Connected Fitness Products; our ability to predict our long-term performance and changes to our revenue as our business matures; the effects of increased competition in our markets and our ability to compete effectively; our dependence on third-party licenses for use of music in our content; actual or perceived defects in, or safety of, our products, including any impact of product recalls, including our Original Series Bike and Bike+ seat post recalls, quality improvement or similar programs, or legal or regulatory claims, proceedings, or investigations involving our products; increases in component costs, long lead times, supply shortages, or other supply chain disruptions; accidents, safety incidents, or workforce disruptions; seasonality or other fluctuations in our annual or quarterly results; our ability to generate class content; risks related to acquisitions or dispositions and our ability to successfully operate and further integrate any such acquired companies into our operations and control environment, including our Commercial Business Unit; risks related to expansion into international markets, including political and economic instability of foreign markets; risks related to payment processing, cybersecurity, or data privacy; risks related to artificial intelligence (“AI”) and our integration of AI into our products, services, and business operations, including risks related to flawed algorithms, intellectual property infringement, data privacy, and evolving regulatory requirements; risks related to our Peloton Apps and their ability to work with a range of mobile and streaming technologies, systems, networks, and standards; our ability to effectively price and market our Connected Fitness Products and subscriptions; any inaccuracies in, or failure to achieve, operational and business metrics, or forecasts; our ability to maintain effective internal control over financial reporting and our financial and management systems; impacts from warranty claims or product returns; our ability to maintain, protect, and enhance our intellectual property; our ability to comply with laws and regulations that currently apply or become applicable to our business, both in the United States and internationally; risks related to changes in global trade policies, including our ability to mitigate the effects of tariffs and other non-tariff restrictions, such as taxes, quotas, local content rules, customs detentions, and other protectionist measures; our reliance on third parties for computing, storage, processing, and similar services, as well as delivery and installation of our products; our ability to attract and retain highly skilled personnel, including key members of senior management, and maintain our culture; the impact of macroeconomic conditions, including inflation, changes in consumer spending, recession, and rising interest rates, on demand for our products and services; risks related to pending or future litigation, government investigations, and regulatory proceedings, including securities litigation, patent litigation, and product liability matters; risks related to our common stock and indebtedness; and other risk factors identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated in our subsequent filings with the SEC, which are available on the Investor Relations page of our website at https://investor.onepeloton.com and on the SEC website at www.sec.gov.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement and in our other SEC filings may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this proxy statement, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this proxy statement or to conform these statements to actual results or revised expectations, except as required by law. You should not place undue reliance on forward-looking statements.

You should read this proxy statement and our other SEC filings with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

In this proxy statement, the words “we,” “us,” “our,” the “Company,” and “Peloton” refer to Peloton Interactive, Inc. and its wholly owned subsidiaries, unless the context requires otherwise.

PELOTON INTERACTIVE, INC. PROXY SUMMARY

MEETING INFORMATION Your vote is important. Please submit your proxy as soon as possible (see “Voting Instructions; Voting of Proxies” on page 8 for voting instructions).
RECORD DATE	MEETING DATE	MEETING TIME	VIRTUAL MEETING ONLY

October 14, 2026	Tuesday, December 8, 2026	11:00 a.m. (Eastern Time)	www.virtualshareholdermeeting.com/PTON2026 using your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card

VOTING METHODS

You may vote in advance of the virtual meeting using one of these voting methods:

VIA THE INTERNET www.proxyvote.com	CALL TOLL FREE Follow instructions shown on proxy card	MAIL SIGNED PROXY CARD If you received paper materials, mail to: Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717

VOTING AGENDA / VOTING MATTERS

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

PROPOSAL 1	The election of the Class I director named in this Proxy Statement	For	21

PROPOSAL 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027	For	31

PROPOSAL 3	To hold future non-binding advisory votes on the compensation of our named executive officers every “THREE YEARS”	THREE YEARS	34

WHO WE ARE

Peloton is a leading global fitness and wellness company that empowers people to live fit, strong, long, and happy by bringing integrated fitness and wellness experiences to Members anytime, anywhere. Founded in 2012 and headquartered in New York City, we offer a breadth of fitness and wellness solutions to consumers worldwide, including our highly engaged community of approximately 5.5 million Members as of June 30, 2026, across the United States, United Kingdom, Canada, Germany, Australia, and Austria, and Commercial Business Unit customers in over 60 countries. As a category innovator at the nexus of fitness, wellness, technology, and media, we deliver integrated experiences through our world-renowned Instructors, premium hardware and innovative software, personalization, extensive modalities, and an expansive content library.

2026 PROXY STATEMENT	|	1

BOARD DIRECTORS AND NOMINEE

Class I Nominee

ANGEL MENDEZ

Director since February 2022
Chairperson, Audit Committee
AGE: 66

Continuing Directors

JAY HOAG

Director since August 2018
Chairperson of the Board since May 2024
AGE: 68

PETER STERN

Chief Executive Officer,
President and Director since January 2025
AGE: 54

KAREN BOONE

Director since January 2019
Chairperson, Compensation Committee
AGE: 52

CHRIS BRUZZO

Director since December 2023
Chairperson, Nominating, Governance and Corporate Responsibility Committee
AGE: 57

TARA COMONTE

Director since December 2024
AGE: 52

2	|	2026 PROXY STATEMENT

GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of our board of directors (the “Board”) and promotes the long-term interests of our stockholders. The list below highlights our independent board oversight and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•

Majority Independent Board: 6 out of 7 current directors are independent.

•

Board Leadership: Independent Chairperson with clearly defined oversight authority and duties.

•

100% Independent Committees: All Board committees are composed solely of independent directors.

•

Board Refreshment: The Board regularly considers refreshment, with 3 of our 7 current directors having joined since 2023.

•

Risk Oversight: Robust Board and committee framework, covering generative AI, cybersecurity, data privacy, product safety, legal and regulatory matters, compensation, and other critical evolving areas.

•

Sustainability and Governance Oversight: Dedicated Nominating, Governance and Corporate Responsibility Committee (“NGCR”) oversight of corporate responsibility initiatives, ESG strategy, and associated risk management.

•

Executive Sessions: Independent directors meet regularly in executive sessions without management present.

•

Open Communication and Management Access: Directors maintain open communication and strong working relationships among themselves, with regular access to management.

•

Board Evaluations: Annual self-assessment process evaluating the performance and effectiveness of the Board, committees, and individual directors.

•

Related Party Transactions Policy: Formal policy ensuring rigorous review and approval of any director or affiliate transactions.

COMPENSATION PHILOSOPHY AND HIGHLIGHTS

In designing our executive compensation program, we strive to balance the goals of attracting, motivating, rewarding, and retaining our executive officers—including our named executive officers—with the goal of promoting our stockholders’ interests. Our executive compensation policies and practices are intended to support both our short-term and long-term goals and include the following key features:

•	Independent compensation consultant providing analysis and advice to the Compensation Committee;
•	Annual review of executive compensation;
•	Compensation structure weighted toward at-risk, performance-based pay;
•	Multi-year vesting requirements;
•	Pay-for-performance philosophy incorporating performance stock units (“PSUs”);
•	Stock ownership guidelines for executive officers and directors;
•	Compensation recovery (“clawback”) policy; and
•	“Double-trigger” change-in-control protections.

2026 PROXY STATEMENT	|	3

For our fiscal year ended June 30, 2026 (“Fiscal 2026”), we structured executive compensation around three principal elements: base salary, annual cash bonus, and long-term equity incentive opportunities.

FISCAL 2026 COMPENSATION ELEMENT	DESCRIPTION	ELEMENT OBJECTIVES

BASE SALARY	Fixed cash compensation based on executive officer’s role, responsibilities, competitive market positioning, and individual performance	• Attract and retain key executive talent • Drive top-tier performance through individual contributions

ANNUAL CASH BONUS	Short-term variable cash incentive awarded based on achievement of annual financial and operational performance goals	• Motivate and reward achievement of key annual business goals • Align executive compensation with short-term operational priorities

LONG-TERM INCENTIVE COMPENSATION	Long-term equity awards granted in the form of restricted stock unit (“RSU”) awards, PSU awards, and in limited circumstances, time-based options to acquire shares of our Class A common stock

•

Attract and retain key executive talent

•

Drive top-tier performance through long-term individual contributions and focus on sustained success aligned with stockholder interests

•

Encourage achievement linked to key financial metrics

Our primary objective is to align the interests of executive officers with those of our stockholders and to link pay to performance. To that end, a substantial portion of the total direct compensation awarded to our named executive officers for Fiscal 2026 was contingent (rather than fixed), with the ultimate value dependent on the Company’s actual performance. We believe the use of equity awards effectively aligns executive compensation with stockholder value creation.

FISCAL YEAR 2027 COMPENSATION

Building on the comprehensive redesign of our executive compensation program implemented in Fiscal 2026, the Compensation Committee maintained our pay-for-performance framework for Fiscal 2027. These arrangements apply to members of our leadership team and are intended to continue to further strengthen our pay-for-performance philosophy and better align certain key components of the compensation program with prevailing market practices among our compensation peer group. As of Fiscal 2027, all leadership team members have compensation packages designed in accordance with this structure.

Key elements of this program include:

•	Market-calibrated base salaries;
•	Annual cash bonus opportunity tied to the achievement of performance goals;
•	Significant percentage of long-term incentive compensation delivered in PSUs; and
•	Ongoing adherence to stock ownership guidelines for executive officers and directors.

Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement, beginning on page 41 below, for a full description of our executive compensation philosophy, policies, and practices.

4	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

PELOTON INTERACTIVE, INC.

441 Ninth Avenue, Sixth Floor

New York, New York 10001

October 23, 2026

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Peloton Interactive, Inc. for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/PTON2026 on Tuesday, December 8, 2026, at 11:00 a.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials, this Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about October 23, 2026. Our Annual Report for the fiscal year ended June 30, 2026, is available together with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Peloton Interactive, Inc. as “Peloton,” the “Company,” “we,” “our,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not incorporated by reference into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. As a result, most stockholders will not receive paper copies of our proxy materials. Instead, we will send a Notice of Internet Availability of Proxy Materials containing instructions for accessing the proxy materials, including this Proxy Statement and our Annual Report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may request paper copies of the proxy materials, free of charge, if they prefer. We believe this approach makes the proxy distribution process more efficient and cost-effective and helps conserve natural resources.

GENERAL INFORMATION ABOUT THE MEETING

PURPOSE OF THE ANNUAL MEETING

You are receiving this Proxy Statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement provides the information required by SEC rules and regulations and is designed to assist you in making informed voting decisions.

RECORD DATE; QUORUM

Only holders of record of our Class A common stock and Class B common stock at the close of business on October 14, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 429,767,889 shares of Class A common stock and 15,836,474 shares of Class B common stock outstanding and entitled to vote. As of the Record Date, our current directors, executive officers, and their respective affiliates beneficially owned and were entitled to vote 2,075,984 shares of Class A common stock and zero shares of Class B common stock, representing approximately 0.3%1 of the total voting power of the shares of our Class A common stock and Class B common stock outstanding on such

[1]

This voting power calculation reflects the voting power of all directors and executive officers as of the Record Date, October 14, 2026; however, it does not include the voting power of the shares held by other 5% or more stockholders, including but not limited to, TCV. See “Security Ownership of Certain Beneficial Owners and Management” for more information.

2026 PROXY STATEMENT	|	5

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING

date. The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock outstanding and entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum for the transaction of business. In order to hold the Annual Meeting and conduct business, a quorum must be present. If a quorum is not present, the chairperson of the meeting may adjourn the meeting. Your shares will be counted as present if you attend the Annual Meeting or have properly submitted a proxy prior to the meeting.

VOTING RIGHTS; REQUIRED VOTE

In deciding all matters at the Annual Meeting, as of the Record Date, each share of Class A common stock represents one vote, and each share of Class B common stock represents 20 votes. We do not have cumulative voting rights for the election of directors. You may vote all shares you owned as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote in advance of the Annual Meeting by telephone, through the Internet or, if you request or receive paper proxy materials, by completing and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of those shares. As a beneficial owner, you have the right to direct your nominee on how to vote your shares, and your nominee will provide you with voting instructions. However, the organization that holds your shares is considered the stockholder of record for voting purposes. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from that organization authorizing you to vote the shares.

For Proposal 1, the Class I director will be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the nominee receiving the highest number of “FOR” votes from holders of our Class A common stock and our Class B common stock, voting together as a single class, will be elected. You may vote “FOR” the nominee or “WITHHOLD” authority to vote for the nominee.

For Proposal 2, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 (“Fiscal 2027”), requires the affirmative vote of the holders of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single class, that are present in person or represented by proxy at the meeting and are voted for or against the matter. You may vote “FOR” or “AGAINST” this matter. Accordingly, the ratification of the appointment of Ernst & Young LLP will be approved if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” it.

For Proposal 3, the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes cast by holders of our Class A common stock and Class B common stock, voting together as a single class, that are present in person or represented by proxy at the meeting will be deemed the frequency recommended by our stockholders. You may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.”

6	|	2026 PROXY STATEMENT

        PROXY STATEMENT FOR THE 2026 ANNUAL MEETING

RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON EACH OF THE PROPOSALS SCHEDULED TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

PROPOSAL 1	The election of the Class I director named in this Proxy Statement	For	21

PROPOSAL 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027	For	31

PROPOSAL 3	To hold future non-binding advisory votes on the compensation of our named executive officers every “THREE YEARS”	THREE YEARS	34

None of our non-employee directors has any substantial interest in any matter to be acted upon at the Annual Meeting, other than with respect to the director nominee’s own election as a director. In addition, none of our executive officers has any substantial interest in any matter to be acted on.

WITHHELD VOTES, ABSTENTIONS AND BROKER NON-VOTES

A “vote withheld,” in the case of the proposal regarding the election of the Class I director, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, or the non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation, represents a stockholder’s affirmative choice to decline to vote on that proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of the Class I director, and abstentions have no effect on the ratification of the appointment of Ernst & Young LLP or the advisory vote on the frequency of future advisory votes on executive compensation.

Brokers, banks, and other nominees have limited discretionary authority to vote shares that are beneficially owned. A broker, bank or other nominee may vote such shares on “routine” matters without instructions from the beneficial owner. However, for “non-routine” matters, a broker, bank, or other nominee may not vote such shares without instructions from the beneficial owner. Broker non-votes occur when shares held by a broker, bank, or other nominee for a beneficial owner are voted on at least one proposal at a meeting but are not voted with respect to other proposals because the nominee did not receive voting instructions from the beneficial owner and lacks discretionary authority to vote the shares on those proposals. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. At our Annual Meeting, Proposal No. 2 is considered a routine matter, and nominees have discretionary authority to vote shares that are beneficially owned on this proposal. Accordingly, we do not expect there to be any broker non-votes for Proposal No. 2. Proposal No. 1 and Proposal No. 3 are considered non-routine matters. Broker non-votes on Proposal No. 1 and Proposal No. 3 are not deemed to be votes cast and, therefore, will have no effect on their outcomes.

2026 PROXY STATEMENT	|	7

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING

VOTING INSTRUCTIONS; VOTING OF PROXIES

VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL

You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/PTON2026, where stockholders may vote and submit questions during the meeting. The meeting starts at 11:00 a.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials or proxy card.

You may vote by mail—if you request or receive a paper proxy card, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 7, 2026. Submitting your proxy, whether by telephone, through the Internet, or, if you request or receive a paper proxy card by mail, will not affect your right to vote should you decide to virtually attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All properly submitted proxies will be voted in accordance with the instructions specified on the proxy card. If you sign and return a physical proxy card without providing specific voting instructions on one or more proposals, your shares will be voted in accordance with the recommendations of our Board.

If you hold your shares in street name and do not vote, your shares may constitute “broker non-votes” (as described above) with respect to certain proposals and will not be counted in determining the number of shares necessary for approval of such proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares may be registered in more than one name or in different accounts. To ensure all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each of your share accounts. If you requested or received paper proxy materials and intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are counted.

We strongly encourage you to vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

REVOCABILITY OF PROXIES

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	Delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	Signing and delivering a proxy bearing a later date;
•	Voting again by telephone or through the Internet; or
•	Attending the Annual Meeting virtually and voting during the meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

8	|	2026 PROXY STATEMENT

        PROXY STATEMENT FOR THE 2026 ANNUAL MEETING

Please note, however, that if your shares are held in street name by a broker, bank, or other nominee and you wish to revoke your proxy, you must contact that firm to revoke any prior voting instructions.

EXPENSES OF SOLICITING PROXIES

We are soliciting proxies and will bear the cost of the solicitation, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials or this Proxy Statement, the proxy card and our Annual Report, and any other materials furnished to stockholders. After the initial mailing of the solicitation materials, we and our agents, including directors, officers, and other employees, may solicit proxies by mail, e-mail, telephone, other similar means, or in person without additional compensation. We will also request that brokers, custodians, nominees, and other record holders forward copies of the solicitation materials to the beneficial owners for whom they hold shares and obtain authority to execute proxies. In such cases, upon request, we will reimburse such holders for their reasonable expenses. If you need assistance in completing your proxy card, voting by telephone or on the Internet, or have questions regarding the Annual Meeting, you may contact us through our Investor Relations website at https://investor.onepeloton.com.

VOTING RESULTS

The voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting. The final results will be certified by the inspector of elections and reported in a current report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

PARTICIPATING IN THE ANNUAL MEETING

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/PTON2026 and enter the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. Beneficial owners who hold shares in street name and do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we intend to hold a Q&A session. If you wish to submit questions prior to the meeting, please visit www.proxyvote.com and follow the instructions in your Notice of Internet Availability of Proxy Materials or proxy card. If you wish to submit a question during the Annual Meeting, log into the virtual platform at www.virtualshareholdermeeting.com/PTON2026, type your question into the “Ask a Question” field, and click “Submit.” Only validated stockholders or proxy holders will be able to submit questions. Our Annual Meeting, including the Q&A session, will follow our “Rules of Conduct,” which will be available on our meeting web portal. A webcast replay of the Annual Meeting, including the Q&A session, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/PTON2026 until the date of the 2027 Annual Meeting of Stockholders.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or must be rescheduled (if the technical difficulty is more prolonged). In such a case, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/PTON2026. If you encounter technical difficulties accessing or participating in the meeting, please contact the technical support line noted on the login page of the virtual meeting website.

2026 PROXY STATEMENT	|	9

PELOTON INTERACTIVE, INC. CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders.

INDEPENDENCE OF DIRECTORS

The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committee be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors, including a review of all commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with entities associated with our directors or members of their immediate family that occur in a given year. Based on its review in September 2026, our Board determined that Karen Boone, Chris Bruzzo, Tara Comonte, Jay Hoag, Angel L. Mendez, and Pamela Thomas-Graham are “independent directors,” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. In particular, in finding Ms. Boone, Mr. Bruzzo, and Mr. Hoag to be independent, the Board considered Ms. Boone’s and Mr. Bruzzo’s prior service as Interim Co-Chief Executive Officers and Co-Presidents of the Company for less than one year, which concluded in December and November 2024, respectively, and Mr. Hoag’s role as Co-Founder and General Partner of TCV, a large stockholder of the Company (see “Security Ownership of Certain Beneficial Owners and Management” for more information). Mr. Stern, our Chief Executive Officer and President, is not an independent director. Our Board has also determined that all members of our Audit Committee, Compensation Committee, and Nominating, Governance and Corporate Responsibility Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS

Throughout the year, our Board discusses corporate governance practices with our stockholders, management, and third-party advisors to ensure that the Board and its committees follow practices that are designed to ensure fair and effective governance for the Company and its stockholders. Based on an evaluation process recommended and overseen by our Nominating, Governance and Corporate Responsibility Committee, pursuant to the committee’s authority set forth in its charter, the Board conducts an annual self-evaluation, including an evaluation of each committee and the contributions of individual directors, in order to determine whether the Board and its committees are functioning effectively. The results of the annual self-evaluation are reviewed and addressed by the Nominating, Governance and Corporate Responsibility Committee and then by the full Board.

10	|	2026 PROXY STATEMENT

        CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Nominating, Governance and Corporate Responsibility Committee periodically considers the leadership structure of our Board and makes recommendations to our Board with respect thereto as appropriate, including whether the roles of Chief Executive Officer (“CEO”) and Chairperson of the Board should be separated or combined.

Currently, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, our Board has determined that the roles should be separated, with Jay Hoag, an independent director, serving as our Chairperson of the Board. The Board believes that having an independent Chairperson helps to ensure that stockholders and other stakeholders are represented in all deliberations with a voice and point of view that is independent of the senior management team. Mr. Hoag’s primary responsibilities as Chairperson of the Board include:

•	Coordinating board-relevant activities of the independent directors;
•	Calling meetings of the independent directors, as needed;
•	Chairing executive sessions of the independent directors and providing feedback and perspective to the CEO about discussions among the independent directors;
•	Helping to facilitate communication between the CEO and the other independent directors;
•	Collaborating with the CEO, and/or the corporate secretary to set the agenda for Board meetings, including soliciting and taking into account suggestions from other members of our Board; and
•	Presiding at all Board meetings.

In addition, as applicable, the Chairperson of the Board performs other functions and responsibilities as requested by our Board, including providing leadership and support from time to time to the CEO, the committee chairs, the corporate secretary, and other members of management with respect to best practices in board governance (including the effectiveness of Board meetings), succession planning for Board members as well as key members of management, and stockholder and stakeholder engagement.

Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Pursuant to our Corporate Governance Guidelines, if in the future the position of chairperson and CEO are held by the same person, our Board intends to designate a “lead independent director” to preside over periodic meetings of our independent directors, serve as a liaison between the Chairperson of the Board and the independent directors, and perform any additional duties as our Board may otherwise determine and delegate.

PRESIDING DIRECTOR OF NON-EMPLOYEE DIRECTOR MEETINGS

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board, Mr. Hoag, or the applicable committee chair when the members of a committee meet in executive session, is the presiding director at these meetings.

BOARD GOVERNANCE STRUCTURE

We are committed to strong corporate governance. Our Board regularly reviews our governance structure, including our classified board. Our Board is divided into three classes, with each class serving a three-year term. We believe this structure encourages our directors to make decisions in the short- and long-term interests of our stockholders, and that it continues to be the appropriate structure for the Company’s Board. In contrast, annual election of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which can discourage or impair long-term investments, improvements and initiatives that may be in the best interests of stockholders.

2026 PROXY STATEMENT	|	11

CORPORATE GOVERNANCE

The Company’s classified board structure also fosters stability and continuity on the Board and ensures that, at any given time, the Board consists of experienced directors who are familiar with our business, strategic goals, history, and culture. We believe our current three-year terms enable our existing and future directors to develop substantive knowledge about our specific operations and goals, which better positions them to make strategic decisions that are in the best interest of our stockholders. Further, this structure strengthens our non-management directors’ independence from parties whose short-term goals may not be in the best interests of all of our stockholders.

All directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner they believe to be in the best interests of the Company and all of our stockholders. We believe that our classified board structure still provides for accountability to stockholders, while also reducing the Company’s vulnerability to certain potentially abusive short-term takeover tactics.

BOARD REFRESHMENT

In the past three years, we have made a number of changes intended to refresh the composition of our Board and ensure that our directors have the breadth of experience and expertise necessary to advise our Company on corporate strategy, risk management, corporate governance, and other critical matters. The Board has welcomed three new directors since December 2023: Peter Stern, our CEO, who is a seasoned strategist with a track record of driving sustainable growth through innovation, and who previously served as President of Integrated Services at Ford Motor Company (“Ford”) and held leadership roles at Apple Inc. (“Apple”) and Time Warner Cable; Tara Comonte, who has extensive experience in corporate strategy and finance, who previously served as CEO of WW International, the parent company of Weight Watchers; and Chris Bruzzo, who has more than two decades of experience working for global consumer brands and extensive knowledge in marketing, brand management, digital strategy, communications, retail, and interactive entertainment.

DIRECTOR COMMITMENT

Our Board believes that each of our directors, including our director nominee, has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors. Our Board has considered and determined that none of our directors is currently overcommitted with regard to the number of boards on which he or she serves. See each director’s biography beginning on page 21 for the list of outside public company boards on which each director serves. Our Board and our Nominating, Governance and Corporate Responsibility Committee believe that Mr. Mendez, who is up for election at this Annual Meeting, has demonstrated, and will continue to demonstrate, an ability to dedicate sufficient time to carry out his Board duties effectively and believe that it is in the Company’s best interest that he continues to serve as a director.

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        CORPORATE GOVERNANCE

COMMITTEES OF OUR BOARD

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating, Governance and Corporate Responsibility Committee. The responsibilities and current composition of each committee are described below.

Each of these committees has a written charter approved by our Board. Copies of the charters for each committee are available, without charge, upon request in writing to Peloton Interactive, Inc., 441 Ninth Avenue, Sixth Floor, New York, New York 10001, Attn: Chief Legal Officer and Corporate Secretary, or in the “Investors” section of our website, which is located at https://investor.onepeloton.com, by clicking on “Documents & Charters” in the “Governance” section of our website. The Board appoints committee members annually and the members serve on these committees until their resignations, deaths, or until otherwise determined by our Board.

AUDIT COMMITTEE

Our Audit Committee is composed of Mr. Mendez, who is the chairperson, and Ms. Comonte and Ms. Thomas-Graham. Each member of our Audit Committee is independent under the current Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by the current Nasdaq listing standards. Our Board has also determined that Ms. Comonte is an “Audit Committee financial expert” as defined by SEC rules. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our Audit Committee. Our Audit Committee is responsible for, among other things:

•

Reviewing and discussing with management our quarterly and annual financial results, earnings guidance, earnings press releases, and other public announcements regarding our operating results prior to distribution to the public;

•	Selecting, appointing, compensating, and overseeing the work of the independent registered public accounting firm;
•	Reviewing the qualification, performance, and continuing independence of the independent registered public accounting firm;
•	Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and annual financial results;
•

Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

2026 PROXY STATEMENT	|	13

CORPORATE GOVERNANCE

•	Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	Overseeing our internal audit function;
•	Overseeing and considering the effectiveness of our internal control over financial reporting;
•	Reviewing proposed waivers of the code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board);
•

Reviewing with management the Company’s significant risks, including financial risk, enterprise exposures, cybersecurity risks, and the safety of the Company’s products and services, customers, and employees;

•	Reviewing our policies for risk assessment and risk management, and steps management has taken to monitor or mitigate these risks;
•	Reviewing and approving or ratifying related party transactions that are material or otherwise implicate disclosure requirements; and
•	Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

COMPENSATION COMMITTEE

Our Compensation Committee is composed of Ms. Boone, who is the chairperson, and Mr. Hoag. Each member of our Compensation Committee is independent under the current Nasdaq and SEC rules and regulations and a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

•	Reviewing and approving the compensation and the terms of any compensatory agreements, and evaluating the performance, of our executive officers;
•	Reviewing and recommending to our Board the compensation of our non-employee directors;
•	Reviewing and approving the selection of our peer companies for compensation assessment purposes;
•	Administering our equity incentive compensation plans;
•	Reviewing our compensation-related risk exposures and management’s mitigation measures;
•	Reviewing succession plans for senior management positions, including our CEO;
•	Overseeing matters relating to equitable pay practices;
•	Reviewing and approving any Company policy regarding the recoupment or clawback of compensation paid to employees and any amendments thereto;
•	Reviewing and assessing compliance with the Company’s stock ownership guidelines for members of the Board and executive officers;
•	Reviewing and approving, or making recommendations to our Board, with respect to, incentive compensation and equity plans; and
•	Establishing our overall compensation philosophy.

NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

Our Nominating, Governance and Corporate Responsibility Committee is composed of Mr. Bruzzo, who is the chairperson, and Mr. Hoag. Each member of our Nominating, Governance and Corporate Responsibility Committee is independent under the current Nasdaq and SEC rules and regulations. Our Nominating, Governance and Corporate Responsibility Committee is responsible for, among other things:

•	Identifying and recommending candidates for membership on our Board;
•	Recommending directors to serve on Board committees;
•	Advising the Board on certain corporate governance matters;
•	Developing policies regarding director nomination processes, if and as the committee determines it appropriate;
•	Developing policies and programs for new director orientation and continuing director education, if and as the committee determines it appropriate;

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        CORPORATE GOVERNANCE

•	overseeing any program relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters and related risks, controls, and procedures; and
•	overseeing the evaluation of our Board, each of its committees, and individual directors on an annual basis.

OUR BOARD’S ROLE IN RISK OVERSIGHT

Our Board, as a whole, has responsibility for overseeing our risk management processes, although the committees of our Board oversee and review risk areas that have been delegated to them by our Board.

Committees of our Board meet with key management personnel, representatives of outside advisors and our independent auditor, as applicable, to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

The Board oversees strategic, operational, compliance and financial risks. For example, the Board oversees risks, strategic opportunities, and operational efficiencies related to the use of generative AI. The Board reviews these risks in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management.

2026 PROXY STATEMENT	|	15

CORPORATE GOVERNANCE

The risk oversight responsibility of our Board and its committees is supported by management level committees, which include our enterprise risk management committee, executive product safety committee, and our disclosure committee. Management also engages with the Board and its committees through additional reporting to the Board across other functional areas, including cybersecurity and data privacy.

The enterprise risk management committee implements our overall enterprise risk management reporting processes in a manner designed to provide our Board and our personnel responsible for risk assessment across the organization with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. The enterprise risk management committee meets at least three times per year and its co-chairs provide an update on material enterprise risks to the Audit Committee and Board at least annually, and more frequently, as requested.

The executive product safety committee is a management level committee that informs the enterprise risk management program and is responsible for oversight of the Company’s product safety compliance program, policies, and major processes. The committee has oversight of technical risks throughout the product development lifecycle, up to and including member experience, through ongoing monitoring of safety-related data for our products. The committee is composed of senior leadership across our Legal, Safety, Product, and Operations teams. The co-chairs advise senior leadership on product safety matters and provide updates to the Audit Committee at least four times per year on product safety, including safety measures and risk mitigation, as appropriate.

Our disclosure committee reports to the Audit Committee and assists our CEO, Chief Financial Officer (“CFO”), and our Audit Committee in preparing the disclosures required under SEC rules. The disclosure committee is composed of senior leaders across our organization, including, but not limited to, our Accounting, Financial Planning and Analysis, Tax, Treasury, Internal Audit, Information Security, Compliance, Legal, Communications, People, Enterprise Technology and Product and Supply Chain teams. The disclosure committee works to ensure that our public filings are accurate, complete, and timely, and sets parameters for and determines the appropriateness of disclosures in all publicly disseminated information.

We are committed to the protection of the personal data of our employees, Members, partners, and other applicable individuals. Our information security team works to identify and prevent cybersecurity risks, while our privacy team is responsible for the development, creation, maintenance and enforcement of our privacy policies, standards, and procedures. Senior leaders of our information security and privacy teams respectively administer our information security and data privacy programs, in each case with regular updates to and with oversight by the Audit Committee. Regular updates to the Audit Committee may include reports summarizing threat detection and mitigation plans, audits of internal controls, employee trainings, and other cybersecurity and privacy priorities and initiatives, as well as timely updates on incidents. In the event of a data breach, we have documented response procedures, and overall, we believe in implementing effective cybersecurity and privacy practices that are reasonably designed to counteract evolving risks. We structure our security program to align with the National Institute of Standards and Technology Cybersecurity Framework and our privacy program to align with relevant global privacy regulations.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our programs, and reviewing and approving the compensation of our named executive officers. With the advice of its independent compensation consultant, the Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us.

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        CORPORATE GOVERNANCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during Fiscal 2026 included Ms. Boone and Mr. Hoag. No member of our Compensation Committee in Fiscal 2026 was at any time during Fiscal 2026 or at any other time an officer or employee of ours or any of our subsidiaries, except that Ms. Boone served as our Interim Co-CEO and Interim Co-President from May 2024 through December 31, 2024. No member of our Compensation Committee in Fiscal 2026 had or has any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K thereunder. During Fiscal 2026, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During Fiscal 2026, our Board met five times, the Audit Committee met six times, the Compensation Committee met three times, and the Nominating, Governance and Corporate Responsibility Committee met three times. During Fiscal 2026, each member of our Board attended at least 75% in the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served.

BOARD ATTENDANCE AT ANNUAL STOCKHOLDER MEETING

Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. Each member of our Board who was a director at the time of the 2025 annual meeting attended the meeting, which was held virtually on December 9, 2025.

COMMUNICATION WITH DIRECTORS

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

Peloton Interactive, Inc.

c/o Chief Legal Officer and Corporate Secretary

441 Ninth Avenue, Sixth Floor

New York, New York 10001

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of the members of our Board, officers, employees, agents and contractors, subsidiaries, and affiliates. In addition, we have adopted a Supplier Code of Conduct that applies to our suppliers when providing products or services to the Company. The Supplier Code of Conduct establishes standards and guiding principles across several risk areas that Peloton expects our partners to meet. Both policies are posted on the “Investors” section of our website, which is located at https://investor.onepeloton.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under applicable SEC and stock exchange rules regarding amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the address and location specified above.

2026 PROXY STATEMENT	|	17

PELOTON INTERACTIVE, INC. NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

NOMINATION TO THE BOARD

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating, Governance and Corporate Responsibility Committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the Nominating, Governance and Corporate Responsibility Committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Additional Information—Nominations and Proposals to Be Included in Proxy Materials or Presented at the Next Annual Meeting” and the Nominating, Governance and Corporate Responsibility Committee evaluates such candidates in the same manner it evaluates all other candidates.

DIRECTOR QUALIFICATIONS

With the goal of developing a diverse, experienced and highly qualified Board, the Nominating, Governance and Corporate Responsibility Committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess. Our business thrives when our Team Members and board members reflect the people we serve, so we value diversity on a company-wide basis and without establishing specific goals with respect to diversity, seek to achieve a mix of directors that represents a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our restated certificate of incorporation, amended and restated bylaws and charters of the committees of our Board. In addition, neither our Board nor our Nominating, Governance and Corporate Responsibility Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating, Governance and Corporate Responsibility Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to the responsibilities of our Board in the context of its existing composition. Through the nomination process, the Nominating, Governance and Corporate Responsibility Committee seeks to promote Board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board’s overall effectiveness.

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        NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

OUR BOARD EXPERIENCE

The matrix below and the biographical descriptions of the directors set forth in Proposal No. 1 include the primary individual experience, qualifications, attributes, and skills for our director nominee and each of our continuing directors that contributed to the conclusion that they should serve as a member of our Board at this time.

BOARD SKILLS MATRIX

EXECUTIVE LEADERSHIP Provides judgment and experience as a current or former “C-Level” executive of a publicly traded entity or large private company.					7/7

PUBLIC COMPANY BOARD EXPERIENCE (OTHER THAN PELOTON) Provides knowledge of public company board practices or perspectives from other public company boards, including current or prior experience.					7/7

TECHNOLOGY AND INNOVATION

Leadership experience and expertise in technology, science, or innovation; knowledge of IT solutions; knowledge of how to anticipate technological trends; experience with technology risk management; and/or experience with media and entertainment technology or developing online platforms.

7/7

CORPORATE CONSUMER PRODUCT STRATEGY Experience and expertise in strategic planning, consumer product strategy, risk management, and/or mergers and acquisitions.					7/7

SALES AND MARKETING Experience and expertise in retail, consumer brand strategy development, advertising, building brand awareness, customer data analytics, and/or digital commerce.				6/7

SUPPLY CHAIN/DISTRIBUTION/LOGISTICS EXPERIENCE

Experience in direct and indirect procurement, demand and supply planning, and/or logistics. Competence in supply chain IT systems, supply chain finance, manufacturing, third party management, organizational design, and/or online sales.

4/7

GLOBAL BUSINESS EXPERIENCE Service in a leadership role with multinational companies and experience scaling business in global markets, including international supply chain management.				6/7

HUMAN CAPITAL MANAGEMENT Experience in human resources, including diversity, equity and inclusion programs, talent acquisition, and/or learning and development.				6/7

FINANCE AND ACCOUNTING Experience in the finance function of an enterprise, including an in-depth understanding of financial management, financial reporting and capital allocation processes.			5/7

COMPLIANCE & RISK MANAGEMENT Experience with compliance and risk management, including with respect to legal and regulatory matters, cybersecurity, data privacy, and/or corporate ethics.		4/7

SUSTAINABILITY AND CLIMATE RISKS Experience in overseeing and managing ESG practices and initiatives and skills and knowledge in climate-related strategic planning, risk mitigation and management.	3/7

2026 PROXY STATEMENT	|	19

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

OUR BOARD DIVERSITY

The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our current directors as of October 23, 2026.

*	Directors may identify as one or more of the listed categories, resulting in the demographic totals exceeding the number of directors listed.

20	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PROPOSAL NO. 1 ELECTION OF DIRECTOR

Our Board is currently divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The director in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2027 and 2028, respectively. As disclosed above, Ms. Thomas-Graham is not standing for reelection.

At the recommendation of our Nominating, Governance and Corporate Responsibility Committee, our Board proposes that the Class I nominee named below, who is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of the nominee named below unless the proxy is marked to withhold authority to so vote. If the nominee for any reason is unable to serve, the proxies may be voted for a substitute nominee as the proxy holder might determine. The nominee has consented to being named in this Proxy Statement and to serve if elected, and management and the Board have no reason to believe that the nominee will be unable to serve.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS I DIRECTOR

2026 PROXY STATEMENT	|	21

PROPOSAL NO. 1: ELECTION OF DIRECTOR

NOMINEE TO OUR BOARD

The nominee and his age, occupation, and length of service on our Board as of the date of this Proxy Statement are provided in the table below and in the additional biographical description set forth in the text below the table.

NAME OF DIRECTOR	AGE	POSITION	DIRECTOR SINCE

CLASS I DIRECTOR:

ANGEL L. MENDEZ(1)	66	Director	February 2022

(1)	Chairperson of the Audit Committee

DIRECTOR AGE: 66 DIRECTOR SINCE: February 2022 COMMITTEES: • Audit (Chair)

ANGEL L. MENDEZ

Angel L. Mendez has served as a member of our Board since February 2022. Mr. Mendez is Executive Chairman of the Board of LevaData Inc., a privately held, AI-native company focused on supply chain management, and serves as a Partner at Conquer.ai. He also serves on one other public company board: Kinaxis, Inc., a company specializing in supply chain planning solutions, where he serves as Lead Independent Director. He previously served on the board of directors of Sleep Number Corporation from February 2022 to July 2026, and as executive vice president and chief operating officer of HERE Technologies from 2016 to 2020. From 2005 to 2015, he was a senior executive at Cisco Systems, where he led the company’s corporate transformation program as well as its global supply chain. Earlier in his career, Mr. Mendez served in senior roles at Palm Inc., Gateway Inc., Citigroup, and in various executive positions at Allied Signal Aerospace (now Honeywell) and GE.

SKILLS AND EXPERIENCE

We believe Mr. Mendez is qualified to serve on our Board because of his extensive experience working with the management teams of a number of privately and publicly held tech companies at the intersection of AI, supply chain, and large-scale enterprise reinvention. He is a thought leader and trailblazer as an architect of end-to-end supply chains at global technology companies, and he brings more than three decades of leadership experience, including supply chain management with some of the world’s most forward-thinking technology and aerospace companies. Mr. Mendez earned a Bachelor of Sciences degree in Electrical Engineering from Lafayette College and a Master of Business Administration from the Crummer School at Rollins College.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•

Kinaxis, Inc.

22	|	2026 PROXY STATEMENT

        PROPOSAL NO. 1: ELECTION OF DIRECTOR

CONTINUING DIRECTORS

The directors who are serving for terms that end after the Annual Meeting, along with their ages, occupations, and lengths of service on our Board as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below.

NAME OF DIRECTOR	AGE	POSITION	DIRECTOR SINCE

CLASS II DIRECTORS:

JAY HOAG(1)(2)(3)	68	Director	August 2018

PETER STERN	54	CEO and President, Director	January 2025

CLASS III DIRECTORS:

KAREN BOONE(4)	52	Director	January 2019

CHRIS BRUZZO(5)	57	Director	December 2023

TARA COMONTE(6)	52	Director	December 2024

(1)	Chairperson of the Board

(2)	Member of the Compensation Committee

(3)	Member of the Nominating, Governance and Corporate Responsibility Committee

(4)	Chairperson of the Compensation Committee

(5)	Chairperson of the Nominating, Governance and Corporate Responsibility Committee

(6)	Member of the Audit Committee

2026 PROXY STATEMENT	|	23

PROPOSAL NO. 1: ELECTION OF DIRECTOR

DIRECTOR AGE: 68 DIRECTOR SINCE: August 2018 COMMITTEES: • Compensation • NGCR

JAY HOAG

Chairperson of the Board, since May 2024

Jay Hoag has served as a member of our Board since August 2018 and as Chairperson of the Board since May 2024. Mr. Hoag is a co-founder and General Partner of TCV where he has served since June 1995. Mr. Hoag currently serves as Chairman of the Board of Directors of Netflix Inc. and also serves on the Board of Directors of Zillow Group, Inc., and Grow Care, Inc. (d/b/a Grow Therapy). Mr. Hoag also previously served on the board of directors of various companies, including TripAdvisor, Inc. until June 2025, TCV Acquisition Corp. until March 2023, Vice Holding, Inc. until December 2022, Prodege until December 2021, and Electronic Arts Inc. until August 2021. Mr. Hoag also serves on the Investment Advisory Committee at the University of Michigan, the Board of Trustees of Northwestern University, and is a Trustee Emeritus at Vanderbilt University.

SKILLS AND EXPERIENCE

We believe Mr. Hoag is qualified to serve on our Board because of his extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies. As a technology investor and board member of numerous companies, Mr. Hoag brings valued insights on topics such as corporate strategy and risk management. Mr. Hoag holds a Bachelor of Arts from Northwestern University and a Master of Business Administration from the University of Michigan.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•

Netflix Inc.

•

Zillow Group, Inc.

24	|	2026 PROXY STATEMENT

DIRECTOR AGE: 54 DIRECTOR SINCE: January 2025 COMMITTEES: • None

PETER STERN

CEO and President, Director, since January 2025

Peter Stern has served as our Chief Executive Officer and President and as a member of our Board since January 2025. Mr. Stern served as President of Integrated Services at Ford Motor Company (“Ford”) from August 2023 to December 2024. At Ford, Mr. Stern was responsible for a portfolio of subscription services that included BlueCruise, Ford Pro Intelligence, connectivity and security, and led the company’s digital product team. From September 2016 until January 2023, Mr. Stern served as Vice President of Services at Apple Inc. (“Apple”), where he managed the businesses of Apple TV+ and Sports, iCloud, Apple News, Apple Books, Apple Arcade, Apple Fitness+, and Apple One. Additionally, Mr. Stern led marketing for all Apple services, including the App Store, Apple Card, Apple Pay, Apple Music, Apple Podcasts and Apple Maps. He also oversaw Apple’s advertising businesses during a period of rapid growth. Before joining Apple in 2016, Mr. Stern was Executive Vice President and Chief Product, People and Strategy Officer at Time Warner Cable. Prior to that, he was an Associate Principal at McKinsey & Co. Mr. Stern previously served as a director of the Reader’s Digest Association.

SKILLS AND EXPERIENCE

We believe Mr. Stern is qualified to serve on our Board because of his extensive operating experience overseeing many large subscription businesses, including at Ford and Apple. Mr. Stern received his Bachelor of Arts degree from Harvard University and his Juris Doctor from Yale Law School.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•

None

2026 PROXY STATEMENT	|	25

PROPOSAL NO. 1: ELECTION OF DIRECTOR

DIRECTOR AGE: 52 DIRECTOR SINCE: January 2019 COMMITTEES: • Compensation (Chair)

KAREN BOONE

Karen Boone has served as a member of our Board since January 2019, and also served as Interim Co-Chief Executive Officer and Co-President from May 2024 to December 2024. Prior to her service at the Company, Ms. Boone served as the President and Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of CoreWeave, Inc., Sonos, Inc., Rivian Automotive, Inc. and several private companies.

SKILLS AND EXPERIENCE

We believe Ms. Boone is qualified to serve on our Board because of her deep knowledge of the Company, her extensive product and retail experience leading a consumer brand and her expertise and background with regard to overseeing administrative functions, including human resources, investor relations, accounting and legal. Ms. Boone’s experience in strategic and financial planning for public companies, including her service on the boards and audit committees of public companies, brings essential leadership and financial expertise to our Board. Ms. Boone holds a Bachelor of Science in Business Economics from the University of California, Davis.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•

CoreWeave, Inc.

•

Rivian Automotive, Inc.

•

Sonos, Inc.

26	|	2026 PROXY STATEMENT

DIRECTOR AGE: 57 DIRECTOR SINCE: December 2023 COMMITTEES: • NGCR (Chair)

CHRIS BRUZZO

Mr. Bruzzo has served as a member of our Board since December 2023 and served as our Interim Co-Chief Executive Officer and Co-President from May 2024 to November 2024. Mr. Bruzzo served as the Executive Vice President and Chief Experience Officer of Electronic Arts from September 2014 through June 2023. Amongst other roles, Mr. Bruzzo previously served as the Senior Vice President, Channel Brand Management for Starbucks Corporation from 2007 to 2014, Vice President, Marketing and Public Relations for Amazon.com Inc. from 2003 to 2006, and Assistant Vice President, Communications for Regence Blue Shield from 1998 to 2003. Mr. Bruzzo currently serves on the boards of directors of Boot Barn Holdings, Inc., a retail public company, on the advisory board of Wize, an education technology startup, and as Board President for Mission Scholars, a non-profit that provides college access to low-income students.

SKILLS AND EXPERIENCE

We believe Mr. Bruzzo is qualified to serve on our Board because of his deep knowledge of the Company and his extensive experience working for global consumer brands, with extensive knowledge in marketing, brand management, digital strategy and communications. Mr. Bruzzo was the founding executive sponsor and advocate for Somos EA, Electronic Arts’ Latinx employee resource group, and is a member of the Latino Corporate Directors Association. Mr. Bruzzo holds a Bachelor of Arts degree in political science from Whitworth University.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•

Boot Barn Holdings, Inc.

2026 PROXY STATEMENT	|	27

PROPOSAL NO. 1: ELECTION OF DIRECTOR

DIRECTOR AGE: 52 DIRECTOR SINCE: December 2024 COMMITTEES: • Audit Committee

TARA COMONTE

Tara Comonte has served as a member of our Board of Directors since December 2024. Ms. Comonte previously served as the President and Chief Executive Officer of WW International, Inc., (d/b/a as WeightWatchers), a publicly-traded global weight management company, from February 2025 to March 2026, and as a director from June 2023 to March 2026. She previously also served as WW’s Interim President and Chief Executive Officer from September 2024 to February 2025. Ms. Comonte also served as Chief Executive Officer of TMRW Life Sciences, Inc., a life sciences technology company focused on the in vitro fertilization (IVF) sector, from May 2021 to July 2023, and as a director from December 2018 to September 2023. She previously served as President of Shake Shack Inc., a publicly-traded restaurant chain, from October 2019 to May 2021, and Chief Financial Officer from June 2017 to May 2021. Prior to that, Ms. Comonte served as Chief Financial & Business Affairs Officer and Executive Vice President of Getty Images Holdings, Inc., a global digital media company, from October 2016 to June 2017, and as Chief Financial Officer and Senior Vice President from April 2013 to October 2016. Ms. Comonte also previously served as Chief Financial Officer at McCann Worldgroup, a marketing communications business, from October 2010 to April 2013. Earlier in her career, Ms. Comonte was a founding member and Global Chief Financial Officer & Chief Operating Officer of Mediabrands, part of Interpublic Group, and held various roles at publicly-traded companies and Ernst & Young, where she qualified as a Chartered Accountant.

SKILLS AND EXPERIENCE

We believe Ms. Comonte is qualified to serve on our Board because of her two decades of executive leadership experience across corporate and digital strategy, technology, operations and finance. During her career, Ms. Comonte has navigated a broad range of industries and complex business transitions. Ms. Comonte is a chartered accountant and earned a Bachelor of Arts in Accounting and Finance from Heriot-Watt University.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•

None

There are no family relationships among our directors and executive officers.

28	|	2026 PROXY STATEMENT

        PROPOSAL NO. 1: ELECTION OF DIRECTOR

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Since September 2022, non-employee directors are entitled to receive equity awards solely in RSUs under our 2019 Equity Incentive Plan (the “2019 Plan”).

Our compensation arrangements for non-employee directors are reviewed periodically by our Compensation Committee and our Board. In addition, at the Compensation Committee’s direction, the Compensation Committee’s independent compensation consultant provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group.

Initial Equity Grant. Each non-employee director appointed to our Board is granted an initial equity award having an aggregate value of $500,000. Each award will vest with respect to 1/3rd of the total number of shares subject to such award on each annual anniversary of the grant, in each case, so long as such non-employee director continues to provide service through such date. Each initial equity grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in the 2019 Plan).

Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board and will continue to serve on our Board immediately following the date of such annual meeting, will automatically be granted RSUs having an aggregate value of $225,000 (the “Annual Equity Grant”). Additionally, on the date of each annual meeting of stockholders, the non-employee Chairperson of the Board, if any, and each Chairperson of a committee of the Board is granted an annual incremental RSU award having an aggregate value of $90,000 and $15,000, respectively (the “Annual Chairperson Equity Grants”). Each of the Annual Equity Grant and Annual Chairperson Equity Grant will typically vest with respect to 1/4th of the total number of RSUs subject to such award on each quarterly anniversary of the date of grant, such that the equity award will be fully vested on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of stockholders, in each case, so long as such non-employee director continues to provide service through such date. Each Annual Equity Grant and Annual Chairperson Equity Grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2019 Plan).

Annual Cash Retainer. On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board and will continue to serve on our Board immediately following the date of such annual meeting, will automatically be granted an annual cash retainer in the amount of $75,000. The annual cash retainer will be paid in quarterly installments, provided that the non-employee director continues to serve on the Board at the time the installment is paid.

2026 PROXY STATEMENT	|	29

PROPOSAL NO. 1: ELECTION OF DIRECTOR

The following table provides information for the fiscal year ended June 30, 2026 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of Fiscal 2026, other than Mr. Stern, our CEO and President, who received no additional compensation for his service as a director. The compensation received by Mr. Stern as an employee is shown in the “Executive Compensation—Fiscal 2026 Summary Compensation Table” below.

NAME	FEES EARNED OR PAID IN CASH(1)	RSU AWARDS(2)	TOTAL

KAREN BOONE	$70,479	$244,336	$314,816

CHRIS BRUZZO	$75,000	$244,336	$319,336

PAMELA THOMAS-GRAHAM	$75,000	$229,063	$304,063

JAY HOAG	$75,000	$320,688	$395,688

ANGEL L. MENDEZ	$75,000	$244,336	$319,336

TARA COMONTE	$75,000	$229,063	$304,063

(1)	Cash retainers are paid for service cycles running from December to December. Figures in the table represent the portion of the retainer earned during the corporate fiscal year ending June 30, 2026.

(2)

The amounts reported in this column represent the aggregate grant date fair value of RSU awards made to directors in Fiscal 2026 calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”). These amounts do not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

The following table sets forth information regarding the aggregate number of shares of our Class A common stock and Class B common stock underlying outstanding unexercised stock options and unvested RSUs held by our non-employee directors as of June 30, 2026:

NAME	NUMBER OF SHARES UNDERLYING UNEXERCISED STOCK OPTIONS HELD AT FISCAL YEAR END		NUMBER OF SHARES UNDERLYING UNVESTED RSUS HELD AT FISCAL YEAR END

KAREN BOONE	472,319	(1)	18,045

CHRIS BRUZZO	—		46,009

PAMELA THOMAS-GRAHAM	356,924	(2)	16,917

JAY HOAG	40,435		23,684

ANGEL L. MENDEZ	24,859		18,045

TARA COMONTE	—		54,540

(1)	450,000 of these unexercised options are options to purchase shares of our Class B common stock.

(2)	341,486 of these unexercised options are options to purchase shares of our Class B common stock.

30	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2027 and recommends that stockholders vote for ratification of such appointment. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 requires the affirmative vote of the holders of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single class, that are present in person (virtually) or represented by proxy at the Annual Meeting and are voted for or against the matter. In the event that the appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP audited our financial statements for the fiscal year ended June 30, 2026 and has served as our independent registered public accounting firm since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with and pre-approved by our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP will periodically rotate the individuals who are responsible for our audit.

During the fiscal years ended June 30, 2025 and 2026, fees for services provided by Ernst & Young LLP were as follows:

	FISCAL YEAR ENDED JUNE 30, 2025	FISCAL YEAR ENDED JUNE 30, 2026

FEES BILLED TO PELOTON

AUDIT FEES(1)	$5,553,400	$3,835,900

AUDIT-RELATED FEES(2)	—	—

TAX FEES(3)	$3,208	$7,240

ALL OTHER FEES(4)	—	—

TOTAL FEES	$5,556,608	$3,843,140

(1)

“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(2)	“Audit-related fees” include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.

(4)	“All other fees” include fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

2026 PROXY STATEMENT	|	31

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. In addition, the Audit Committee has established procedures by which the chairperson of the Audit Committee may pre-approve such services up to $200,000 per service matter or project, subject to ratification by the Audit Committee at its next regularly scheduled quarterly meeting following such approval. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2027

32	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act, unless and only to the extent that we specifically incorporate it by reference.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2026, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the fiscal year ended June 30, 2026. Our Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2026 for filing with the SEC.

Members of our Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions do not assure that the audit of the company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States and that Ernst & Young LLP is in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE

Angel L. Mendez, Chairperson

Tara Comonte

Pamela Thomas-Graham

2026 PROXY STATEMENT	|	33

PELOTON INTERACTIVE, INC. PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years.

You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be deemed to be the preferred frequency option of our stockholders.

After careful consideration, our board of directors recommends that future non-binding advisory votes on compensation of our named executive officers be held every three years. Our board of directors believes that holding a vote every three years is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers in a more informed and thoughtful manner based on a long-term analysis of our compensation program; and (ii) it would avoid placing too much emphasis on the results or actions of a single year and would instead allow our stockholders to make a more meaningful evaluation of our performance compared to our compensation practices.

Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.

As an advisory vote, this proposal is not binding. However, our board of directors and nominating, governance, and corporate responsibility committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS HOLDING FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “THREE YEARS”

34	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement, and their positions are shown below.

NAME	AGE	POSITION

EXECUTIVE OFFICERS:

PETER STERN	54	Chief Executive Officer and President

SID THACKER	49	Chief Financial Officer

NICK CALDWELL	45	Chief Product Officer

CHARLES KIROL	59	Chief Operating Officer

DION CAMP SANDERS	52	Chief Commercial Officer

Our Board appoints executive officers, who then serve at the discretion of our Board. There is no family relationship among any of the directors or executive officers.

For information regarding Mr. Stern, please refer to “Proposal No. 1—Election of Director.”

SID THACKER has served as our CFO since June 2026. Mr. Thacker most recently served as Chief Financial Officer of Rent the Runway, Inc. (“Rent the Runway”) from May 2023 to June 2026, and as Senior Vice President, Financial Planning & Analysis from July 2022 to May 2023. Prior to joining Rent the Runway, Mr. Thacker served as an Investment Partner at Coalition Investment Partners, LP from February 2020 to March 2022 and has served as General Partner of SAR Capital Advisors, LP since June 2018. He previously served as Founder, Chief Executive Officer, and Chief Investment Officer of Signpost Capital Advisors, LP. Mr. Thacker holds a Bachelor of Arts from Oberlin College and a Master of Business Administration from Harvard Business School.

NICK CALDWELL has served as our Chief Product Officer since November 2023. Mr. Caldwell was previously Vice President of Engineering for Consumer Products at Twitter from June 2020 to December 2021, and General Manager for Core Technologies at Twitter from December 2021 to November 2022. From February 2020 to June 2020, Mr. Caldwell served as Senior Director, Product and Engineering at Google. From October 2018 to June 2020, Mr. Caldwell served as Chief Product Officer for Looker Data Sciences, a business intelligence firm acquired by Google in 2020. Prior to that, Mr. Caldwell held the position of Vice President of Engineering for Reddit from October 2016 to October 2018. Mr. Caldwell also spent fifteen years at Microsoft and held various positions, most recently as General Manager for the Power BI product organization. Mr. Caldwell also served on the Board of Directors of HubSpot Inc. from January 2021 until June 2026, and previously served on the boards of several private companies, including Bitly, Inc. and True Search. Mr. Caldwell holds a degree in computer science and electrical engineering from Massachusetts Institute of Technology and a Master of Business Administration from U.C. Berkeley Haas School of Business.

CHARLES KIROL has served as our Chief Operating Officer since April 2025. Mr. Kirol served as Executive Vice President, Chief Global Operations and Technology Officer of iRobot Corporation (“iRobot”), a global consumer robot company offering home innovation products, from June 2021 to June 2024, and Executive Vice President, Chief Supply Chain Officer at iRobot, from February 2020 to June 2021. Mr. Kirol previously served as Senior Vice President, Global Operations at Sensata Technologies Holding plc (“Sensata”), a supplier of sensing, electrical protection, control and power management solutions, from April 2016 to February 2020, and Vice President and Chief Procurement Officer at Sensata, from 2015 to 2016. Earlier in his career, Mr. Kirol served in executive roles at Stanley Black & Decker, Inc., including as Vice President of

2026 PROXY STATEMENT	|	35

EXECUTIVE OFFICERS

Global Supply Management, and spent nine years at General Electric Capital Corporation. He retired from the U.S. Navy Reserve in September 2026 as a Rear Admiral, concluding more than 38 years of service, where he was one of the senior-most procurement, logistics, and supply corps officers. He received his Bachelor of Science in Accounting from the University of Florida and a Master of Business Administration from Indiana University’s Kelley School of Business.

DION CAMP SANDERS has served as Peloton’s Chief Commercial Officer since April 2025. Prior to his appointment as Chief Commercial Officer, Mr. Sanders served as Chief Emerging Business Officer from September 2022 to April 2025, Chief Strategy Officer from April 2021 to September 2022, and SVP, Head of Strategy, Corporate Development and M&A from January 2019 to April 2021. Prior to joining Peloton in 2019, Mr. Sanders held various executive positions within the consumer internet and digital media sectors, including roles serving as EVP, Corporate Development at Leaf Group from August 2016 to January 2019, VP, Emerging Businesses at The Walt Disney Company from March 2012 to July 2016, and at operating businesses of IAC/InterActiveCorp from May 2000 to May 2005. In addition to his role at Peloton, Mr. Sanders has also served on the Board of Directors at Hyatt Hotels Corporation since September 2021 and served on the Board of Directors at Daily Harvest, Inc. from May 2022 until May 2025 when it was acquired by Chobani. Mr. Sanders attended Stanford University and earned a Bachelor of Arts in Economics from the University of Pennsylvania in 1996. He also earned a Juris Doctor from the Pepperdine School of Law and a Master of Business Administration from the Pepperdine Graziadio Business School in 2000.

36	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2026, by:

•	Each of our named executive officers;
•	Each of our directors;
•	All of our directors and executive officers as a group; and
•	Each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 429,767,889 shares of Class A common stock and 15,836,474 shares of Class B common stock outstanding as of September 30, 2026. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 30, 2026 or RSUs that may vest and settle within 60 days of September 30, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Peloton Interactive, Inc., 441 Ninth Avenue, Sixth Floor, New York, New York 10001.

2026 PROXY STATEMENT	|	37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	SHARES BENEFICIALLY OWNED				% OF TOTAL VOTING POWER(1)
	CLASS A		CLASS B
NAME OF BENEFICIAL OWNER	SHARES	%	SHARES	%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

PETER STERN(2)	1,042,583	*	—	—	*

KAREN BOONE(3)	267,404	*	450,000	2.8%	1.2%

CHRIS BRUZZO	268,236	*	—	—	*

TARA COMONTE	69,583	*	—	—	*

JAY HOAG(4)	121,109	*	—	—	*

ANGEL MENDEZ(5)	167,493	*	—	—	*

PAMELA THOMAS-GRAHAM(6)	158,672	*	341,486	2.1%	*

NICK CALDWELL(7)	1,314,420	*	—	—	*

SID THACKER(8)	55,240	*	—	—	*

SAQIB BAIG(9)	358,464	*	—	—	*

ELIZABETH CODDINGTON(10)	—	*	—	—	*

DION SANDERS(11)	462,278	*	290,000	1.8%	*

CHARLES KIROL(12)	457,540	*	—	—	*

JENNIFER COTTER(13)	357,573	*	159,604	1.0%	*

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (11 PERSONS)(14)	4,384,558	1.0%	1,081,486	6.4%	3.5%

OTHER 5% STOCKHOLDERS:

ENTITIES AFFILIATED WITH TCV(15)	6,302,367	1.5%	15,602,635	98.5%	42.6%

THE VANGUARD GROUP(16)	24,549,783	5.7%	—	—	3.3%

DNB ASSET MANAGEMENT AS(17)	22,685,343	5.3%	—	—	3.0%

BLACKROCK, INC.(18)	58,215,193	13.5%	—	—	7.8%

NANTAHALA CAPITAL MANAGEMENT, LLC(19)	21,547,895	5.0%	—	—	2.9%

T. ROWE PRICE ASSOCIATES, INC.(20)	21,760,678	5.1%	—	—	2.9%

*	Less than 1%

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. The holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Represents (i) 499,373 shares of Class A common stock, (ii) 195,513 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026 and (iii) 347,897 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026.

(3)

Represents (i) 245,085 shares of Class A common stock, (ii) 22,319 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026, and (iii) 450,000 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of September 30, 2026.

(4)

Represents (i) 80,674 shares of Class A common stock and (ii) 40,435 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026. Mr. Hoag is a Class A Director and a Class A Member of

38	|	2026 PROXY STATEMENT

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Technology Crossover Management IX, Ltd. and Technology Crossover Management X, Ltd., a limited partner of Technology Crossover Management IX, L.P., Technology Crossover Management X, L.P., TCV Member Fund, L.P. and TCV X Member Fund, L.P., and a Member of TCV IX Management, L.L.C. and TCV X Management, L.L.C., which are TCV funds and entities affiliated with the TCV Funds described in note 15 below, but does not hold sole voting or dispositive power over the shares held of record by the TCV Funds.

(5)	Represents (i) 142,634 shares of Class A common stock and (ii) 24,859 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026.

(6)

Represents (i) 143,234 shares of Class A common stock, (ii) 15,438 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026, and (iii) 341,486 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of September 30, 2026.

(7)	Represents (i) 1,114,284 shares of Class A common stock and (ii) 200,136 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026.

(8)	Represents (i) 55,240 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026.

(9)

Represents (i) 257,729.47 shares of Class A common stock, and (ii) 100,735 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026. On October 8, 2026, Mr. Baig notified the Company of his decision to step down from his position to pursue an external opportunity. Mr. Baig will continue to serve in his role until November 27, 2026.

(10)	Ms. Coddington stepped down as Chief Financial Officer effective March 27, 2026. As of such date, she beneficially owned 346,535 shares of Class A common stock.

(11)

Represents (i) 18,801 shares of Class A common stock, (ii) 312,231 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026, (iii) 131,246 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026, and (iv) 290,000 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of September 30, 2026.

(12)	Represents (i) 197,334 shares of Class A common stock, (ii) 260,206 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026

(13)

Represents (i) 357,573 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026, and (iii) 159,604 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of September 30, 2026.

(14)

Includes all Directors and Executive Officers as of September 30, 2026, and does not include Elizabeth Coddington, our former Chief Financial Officer, Saqib Baig, our former Interim Chief Financial Officer, and Jennifer Cotter, our former Chief Content Officer. Represents (i) 2,779,238 shares of Class A common stock, (ii) 1,175,710 shares of Class A common stock underlying RSUs that may vest and settle within 60 days of September 30, 2026, (iii) 429,610 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of September 30, 2026, and (iv) 1,081,486 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of September 30, 2026.

(15)

Represents (i) 2,602,444 shares of Class A common stock held of record by TCV IX, L.P., (ii) 734,319 shares of Class A common stock held of record by TCV IX (A) Opportunities, L.P., (iii) 138,996 shares of Class A common stock held of record by TCV IX (B), L.P., (iv) 200,654 shares of Class A common stock held of record by TCV Member Fund, L.P., (v) 59,440 shares of Class A common stock held of record by TCV IX Management, L.L.C., (vi) 1,878,926 shares of Class A common stock held of record by TCV X, L.P., (vii) 465,945 shares of Class A common stock held of record by TCV X (A) Blocker, L.P., (viii) 91,608 shares of Class A common stock held of record by TCV X (B), L.P., (ix) 105,147 shares of Class A common stock held of record by TCV X Member Fund, L.P., (x) 24,888 shares of Class A common stock held of record by TCV X Management, L.L.C., (xi) 9,091,405 shares of Class B common stock held of record by TCV IX, L.P., (xii) 2,565,254 shares of Class B common stock held of record by TCV IX (A) Opportunities, L.P., (xiii) 485,543 shares of Class B common stock held of record by TCV IX (B), L.P., (xiv) 704,842 shares of Class B common stock held of record by TCV Member Fund, L.P., (xv) 2,037,126 shares of Class B common stock held of record by TCV X, L.P., (xvi) 505,169 shares of Class B common stock held of record by TCV X (A) Blocker, L.P., (xvii) 99,314 shares of Class B common stock held of record by TCV X (B), L.P., and (xviii) 113,982 shares of Class B common stock held of record by TCV X Member Fund, L.P. (collectively the “TCV Funds”). Technology Crossover Management IX, Ltd. (“Management IX”) is the sole general partner of Technology Crossover Management IX, L.P. (“TCM IX”), which in turn is the sole general partner of TCV IX, L.P., TCV IX (A) Opportunities, L.P. and TCV IX (B), L.P. TCM IX is also the sole general partner of TCV IX (A), L.P., which is the sole shareholder of TCV IX (A) Opportunities, Ltd., which in turn is the sole limited partner of TCV IX (A) Opportunities, L.P. Management IX is also a general partner of TCV Member Fund, L.P. Management IX may be deemed to have the sole voting and dispositive power over the shares held by TCV IX, L.P., TCV IX (A) Opportunities, L.P., TCV IX (B), L.P., and TCV Member Fund, L.P. Technology Crossover Management X, Ltd. (“Management X”) is the sole general partner of Technology Crossover Management X, L.P. (“TCM X”) which in turn is the sole general partner of TCV X, L.P., TCV X (A) Blocker, L.P. and TCV X (B), L.P. TCM X is also the sole general partner of TCV X (A), L.P., which in turn is the sole shareholder of TCV X (A) Blocker, Ltd, which in turn is the sole limited partner of TCV X (A) Blocker, L.P. Management X is also the general partner of TCV X Member Fund, L.P. Management X may be deemed to have the sole voting and dispositive power over the shares held by TCV X, L.P., TCV X (A) Blocker, L.P., TCV X (B), L.P., and TCV X Member Fund, L.P. The address of each of the foregoing entities is 250 Middlefield Road, Menlo Park, California 94025. Mr. Hoag disclaims beneficial ownership of shares listed above, except to the extent of his pecuniary interest therein.

(16)

Based solely on information contained in a Schedule 13G/A filed with the SEC on July 31, 2026. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 279,150 shares, sole dispositive power with respect to 23,995,120 shares, and shared dispositive power with respect to 554,663 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2026 PROXY STATEMENT	|	39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(17)

Based solely on information contained in a Schedule 13G/A filed with the SEC on August 11, 2026. Of the shares of Class A common stock beneficially owned, DnB Asset Management AS, reported that it had sole voting power with respect to 22,685,343 shares and sole dispositive power with respect to 22,685,343 shares. The address for DnB Asset Management AS is Dronning Eufemias Gate 30, 0191 Oslo, Norway.

(18)

Based solely on information contained in a Schedule 13G/A filed with the SEC on June 4, 2026. Of the shares of Class A common stock beneficially owned, BlackRock, Inc., reported that it had sole voting power with respect to 57,012,345 shares and sole dispositive power with respect to 58,215,193 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(19)

Based solely on information contained in a Schedule 13G/A filed with the SEC on August 14, 2026. Of the shares of Class A common stock beneficially owned, Nantahala Capital Management, LLC reported that it had sole voting power with respect to 21,547,895 shares and sole dispositive power with respect to 21,547,895 shares. The address for Nantahala Capital Management, LLC is 130 Main Street, 2nd Floor, New Canaan, Connecticut 06840.

(20)

Based solely on information contained in a Schedule 13G/A filed with the SEC on May 14, 2025. Of the shares of Class A common stock beneficially owned, T. Rowe Price Associates, Inc. reported that it had sole voting power with respect to 21,687,351 shares and sole dispositive power with respect to 21,760,678 shares. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

40	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation program for our named executive officers for Fiscal 2026. Our named executive officers and their positions during Fiscal 2026 were:

•	Peter Stern, our Chief Executive Officer and President;
•	Sid Thacker, our Chief Financial Officer (effective June 22, 2026);
•	Saqib Baig, our Chief Accounting Officer and former Interim Chief Financial Officer (March 27, 2026 until June 22, 2026);
•	Charles Kirol, our Chief Operating Officer;
•	Nick Caldwell, our Chief Product Officer;
•	Dion Sanders, our Chief Commercial Officer;
•	Elizabeth Coddington, our former Chief Financial Officer (through March 27, 2026); and
•	Jennifer Cotter, our former Chief Content Officer (through April 1, 2026).

The list of Fiscal 2026 named executive officers above encompasses: (i) each individual serving as our Principal Executive Officer at any time during Fiscal 2026, (ii) each individual serving as our Principal Financial Officer at any time during Fiscal 2026, (iii) the next three most highly-compensated executive officers (other than our Principal Executive Officer or Principal Financial Officers) who were serving in such capacity as of the last day of Fiscal 2026, and (iv) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company as of the last day of Fiscal 2026.

During Fiscal 2026, the following transitions occurred with respect to our named executive officers:

•	Ms. Coddington stepped down as Chief Financial Officer, effective March 27, 2026;
•	Mr. Baig, our Chief Accounting Officer, was appointed Interim Chief Financial Officer, effective March 27, 2026, and served in such capacity until June 22, 2026;
•	Ms. Cotter stepped down as Chief Content Officer, effective April 1, 2026; and
•	Mr. Thacker was appointed as our Chief Financial Officer, effective June 22, 2026.

The CD&A begins by discussing Fiscal 2026 business highlights and then describes key elements of our executive compensation program for Fiscal 2026. It provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why the Compensation Committee of our Board arrived at the specific compensation determinations for our named executive officers in Fiscal 2026, including the key factors that the Compensation Committee considered in deciding our executives’ compensation.

2026 PROXY STATEMENT	|	41

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

FISCAL 2026 BUSINESS HIGHLIGHTS

We entered Fiscal 2026 with the goal of improving profitability and free cash flow while continuing to invest in innovation. We achieved these goals by generating $63 million in net income—marking a return to profitability from a net loss of $119 million in Fiscal 2025—along with $388 million of net cash provided by operating activities and $378 million of Free Cash Flow, representing an increase of $54 million year-over-year. We also successfully launched innovative new offerings to our Members, including Peloton IQ (featuring Personalized Plans, Performance Estimates, and Weekly Insights), the Peloton Cross Training Series hardware portfolio refresh, and the Peloton Pro Series for commercial environments.

Our Fiscal 2026 results reflect the substantial progress that we made toward expanding free cash flow and improving profitability, including:

•	Average Net Monthly Paid Connected Fitness Subscription Churn of 1.7%;
•	Revenue of $2,446.0 million, a 1.8% year-over-year decrease;
•	Net cash provided by operating activities of $387.6 million, a $54.6 million improvement year-over-year;
•	Free Cash Flow of $377.6 million, a $53.9 million improvement year-over-year;
•	Net income of $63.2 million, a $182.1 million improvement year-over-year; and
•	Adjusted EBITDA of $468.2 million, a $64.6 million improvement year-over-year.

Please refer to Annex A for descriptions and reconciliations for each above non-GAAP financial measure (Free Cash Flow and Adjusted EBITDA) to their most directly comparable GAAP financial measure.

In Fiscal 2027, we will continue to focus on cost efficiencies and managing the business toward profitable growth, while investing in product and content innovation to drive long-term growth. Our goals include:

•	Achieving at least $350 million of Free Cash Flow;
•	Achieving Total Revenue in the range of $2.3 billion to $2.4 billion;
•	Achieving Adjusted EBITDA in the range of $475 million to $525 million;
•	Improving Member and Paid Connected Fitness Subscription retention;
•	Launching new product and content offerings focused on holistic wellness, including our new Tread Flex, Tread Vision, and Tread+ Vision;
•	Continuing the integration of Precor and Peloton for Business into a unified commercial business unit;
•	Growing our physical and online retail presence cost-effectively via third-party retail partners and flexible, capital-efficient microstores; and
•	Elevating the Member experience through better onboarding and community features.

With a significantly improved cost profile as a result of our efforts in recent years, we believe we are well positioned to drive Peloton toward sustainable, profitable growth over time.

42	|	2026 PROXY STATEMENT

        EXECUTIVE COMPENSATION

FISCAL 2026 EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee and our Board took the following actions relating to the compensation of our named executive officers for and during Fiscal 2026:

•

Base Salary — The Compensation Committee reviews the base salaries of our named executive officers on at least an annual basis and considers potential changes based on our performance, our compensation objectives, market data and individual performance and responsibilities, among other factors. For Fiscal 2026, the Compensation Committee implemented base salary reductions for certain our named executive officers, other than for Mr. Stern (whose annual salary was maintained at $1,250,000), with a further salary reduction for Fiscal 2027. These reductions are part of our transition to a new compensation framework and coincided with the implementation of our annual cash bonus opportunity for Fiscal 2026, which further ties a portion of our named executive officers’ total compensation to the achievement of performance goals.

•

Performance Stock Unit Awards — In Fiscal 2026, we continued to grant PSU awards as part of the long-term equity compensation for our named executive officers. These PSU awards were contingent on the Company’s achievement of Free Cash Flow and revenue goals, and for Mr. Stern, stock price goals. Free Cash Flow is a non-GAAP financial metric that we believe is aligned with our stockholders’ interests and our internal financial goals.

•

Long-Term Equity Awards — We believe providing long-term incentive compensation in the form of equity awards motivates and rewards individual initiative and effort, and the Compensation Committee designed our Fiscal 2026 executive compensation program so that a meaningful portion of our named executive officers’ target annual total direct compensation, in the form of RSUs and PSUs, was both “at-risk” and variable in nature. We view these Fiscal 2026 equity awards as variable and at risk because the ultimate value of these awards is based on our stock price performance over an extended period of time, for RSUs, and our Fiscal 2026 performance against the key financial metrics of Free Cash Flow, revenue and stock price goals for the PSUs.

During Fiscal 2026, the Compensation Committee approved “refresh” equity awards for our named executive officers then in office.

All equity awards were granted pursuant to the 2019 Plan. These equity awards were granted to align our named executive officers’ incentives with the long-term interests of the Company and our stockholders and to focus our named executive officers on achieving our financial and strategic objectives. We believe that this approach provided balanced incentives for our named executive officers to drive financial performance and further enhanced their focus on long-term growth.

•

Updated Compensation Peer Group — In Fiscal 2026, the Compensation Committee reviewed our peer benchmark group to ensure continued alignment with our current cost structure, market capitalization, and growth profile.

•

Compensation Arrangements with Mr. Thacker — On May 21, 2026, we entered into an employment offer letter with Mr. Thacker in connection with his appointment as CFO, effective June 22, 2026. Pursuant to the offer letter, Mr. Thacker is eligible for the following new hire compensation: (i) an annual base salary of $635,000, (ii) a target annual cash bonus equal to 60% of his annual base salary (prorated for Fiscal 2026), and (iii) initial equity awards valued at $8,000,000 in the aggregate on the date of grant. Mr. Thacker participates in our Severance Plan as a Tier 1 participant.

STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AND STOCKHOLDER ENGAGEMENT

Our most recent non-binding stockholder advisory vote on the compensation of our named executive officers (a “Say-On-Pay”) vote was held at our 2024 Annual Meeting of Stockholders. 82.3% of the total votes cast in favor of and against our Say-on-Pay proposal were voted in favor of the proposal.

In evaluating our compensation practices for Fiscal 2026, the Compensation Committee was mindful of the level of support our stockholders expressed for our philosophy and practice of linking executive compensation to stockholder value creation. Our executive compensation program is grounded in a compensation philosophy aimed at achieving strong alignment between our long-term strategic goals and our stockholders’ interests. As noted throughout, in Fiscal 2026, we implemented a comprehensive redesign of our executive compensation program.

2026 PROXY STATEMENT	|	43

EXECUTIVE COMPENSATION

Our Board and the Compensation Committee consider, and will continue to consider, the outcome of Say-on-Pay votes, as well as any comments received from our stockholders throughout the year, when evaluating our executive compensation program and making compensation decisions for our executive officers, including our named executive officers. Stockholders are invited to express their views to the Compensation Committee on our executive compensation program as described under “Communication with Directors” in this Proxy Statement.

At our 2020 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the frequency (commonly known as a “Say-on-Frequency” vote) of future Say-on-Pay votes. Our stockholders expressed a preference for holding future Say-on-Pay votes on a triennial, rather than an annual or biennial, basis. Stockholders will have an opportunity to vote at the Annual Meeting to again express their preference for the frequency of future Say-on-Pay votes (Proposal No. 3).

IMPLEMENTATION OF OUR EXECUTIVE COMPENSATION PROGRAM FOR FISCAL 2026

OVERVIEW

In September 2025, the Compensation Committee approved a comprehensive redesign of our executive compensation program for Fiscal 2026. The Compensation Committee believes the redesign strengthened our commitment to our pay for performance philosophy and aligned certain key components of the program with prevailing market practice among our compensation peer group. The redesign was applicable to our named executive officers and our leadership team members more broadly, other than executives who joined the Company in Fiscal 2025 or Fiscal 2026 (including Mr. Stern and Mr. Thacker), and certain leadership team members who joined the Company in Fiscal 2025 or Fiscal 2026, who already had compensation arrangements in place that were designed in accordance with the new compensation philosophy.

CHANGES TO CASH COMPENSATION: REDUCED SALARY AND A NEW ANNUAL CASH BONUS OPPORTUNITY

During a two-year period beginning in Fiscal 2026 (the “Transition Period”), our leadership team members began transitioning to a new mix of cash compensation, consisting of a reduced base salary and the addition of an annual cash bonus opportunity. Each executive’s annual base salary was set at a reduced rate with a potential offset from a bonus opportunity. For Fiscal 2026, the base salary was set at an annual rate of $850,000, with a further reduction to $635,000 for Fiscal 2027. Our leadership team remained eligible for merit increases in Fiscal 2027. The annual cash bonus opportunity was targeted at 20% of each executive’s base salary in Fiscal 2026, as pro-rated from the adoption of the new program in September 2025, and increases to 60% in Fiscal 2027, in each case subject to the satisfaction of certain performance and service conditions. The cash compensation of each leadership team member remains subject to future adjustment pursuant to our employee compensation policies as in effect from time to time.

For Fiscal 2026, annual cash bonuses were subject to a payout of between 0% and 200% of the applicable target annual cash bonus opportunity for such year based equally on a quantitative assessment of operational performance and a qualitative assessment of achievement toward strategic imperatives, as recommended to the Compensation Committee by Mr. Stern, other than for himself. Based on Fiscal 2026 performance results, the Compensation Committee approved a final annual cash bonus payout of 114.3% of target for Fiscal 2026, as described further below. For Fiscal 2027, the Compensation Committee established that annual cash bonus payouts will be based equally (50% each) on corporate Revenue and Adjusted EBITDA targets, with payouts ranging from 0% to 200% of target.

Each of the leadership team members who participate in the redesigned executive compensation program signed an amendment to his or her offer letter that implements the redesigned program. The amendment also modifies and waives certain rights under the Company’s Severance and Change in Control Plan (the “Severance Plan”).

44	|	2026 PROXY STATEMENT

LONG-TERM INCENTIVE COMPENSATION: RSU AND PSU MIX

In Fiscal 2026, the mix of long-term incentive awards consisted of 70% RSUs and 30% PSUs, compared to approximately 85% RSUs and 15% PSUs in Fiscal 2025. Mr. Stern’s mix was 50% RSUs and 50% PSUs. Both RSU and PSU awards are subject to service conditions and performance-based PSU awards were subject to a payout of between 0% and 200% of the applicable target award opportunity for such year, subject to the achievement of applicable performance conditions, as described in further detail below. A portion of Mr. Stern’s PSUs were based on the achievement of stock price goals.

STOCK OWNERSHIP GUIDELINES

In 2025, the Compensation Committee adopted stock ownership guidelines (the “Stock Ownership Guidelines”) requiring our executive officers and the non-employee members of the Board to maintain a minimum level of ownership of our common stock proportional to their annual base salary (5x for our CEO and 2x for other executive officers) or cash retainer (5x for non-employee directors), as applicable. The Stock Ownership Guidelines provide for a five-year compliance period to achieve the required ownership level. As of the end of Fiscal 2026, all of our named executive officers and non-employee directors were in compliance with, or within, the applicable five-year compliance period under, the Stock Ownership Guidelines.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES: RELATIONSHIP BETWEEN PAY AND PERFORMANCE

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide market competitive compensation and benefit levels that will attract, motivate, reward, and retain a highly talented team of executives within the context of responsible cost management;
•

Align the interests and objectives of our executives with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and the achievement of goals linked to key performance metrics; and

•	Offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.

We seek to ensure that our program is designed so that a meaningful portion of our executive officers’ annual target total direct compensation is both “at risk” and variable in nature. Consistent with our “pay-for-performance” philosophy, generally, we seek to emphasize variable pay over fixed pay.

Generally, this philosophy is reflected in the target total direct compensation opportunities of our named executive officers. In Fiscal 2026, a substantial majority of the target total direct compensation granted to our executive officers consisted of long-term incentive compensation, in the form of RSU and PSU awards that may be settled for shares of our Class A common stock. We view these RSU and PSU awards as variable and at-risk because the ultimate value of these awards is based on stock price performance over an extended period of time, for RSUs, and our performance against key metrics, for PSUs.

This pay for performance philosophy is also reflected in our redesigned executive compensation program. As described in further detail above, we reduced base salaries for our named executive officers and implemented an annual cash bonus opportunity, which was targeted at 20% of the reduced Fiscal 2026 base salary level and is targeted at 60% of a further reduced Fiscal 2027 base salary level. The salary levels for executives who joined in Fiscal 2025 or Fiscal 2026 (including Mr. Stern and Mr. Thacker) were already in accordance with the redesigned program and were not reduced. Bonus payments were subject to the satisfaction of certain performance and service conditions. Additionally, in Fiscal 2026, PSUs represented an even greater percentage of total compensation relative to Fiscal 2025, which was the performance period in which we introduced PSUs for the first time.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION-RELATED POLICIES AND PRACTICES

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

WHAT WE DO

•

Maintain an Independent Compensation Committee with Independent Compensation Consultant. The Compensation Committee consists solely of independent directors who establish our compensation practices. The Compensation Committee consults with an independent compensation consultant on compensation levels and practices.

•

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our Company.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our named executive officers’ compensation is “at-risk,” as the value derived from equity awards is variable in nature based on our stock price, for RSUs, and certain of Mr. Stern’s PSUs, financial performance for PSUs, and a combination of Adjusted EBITDA performance and strategic imperatives for the cash bonus. For example, in Fiscal 2026, PSUs were structured such that none would vest if the Company did not achieve a threshold level of performance for both Free Cash Flow and revenue. We believe this structure aligns the interests of our named executive officers and stockholders.

•	Multi-Year Vesting. In most cases, equity awards granted to our named executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

•

“Pay-for-Performance” Philosophy. The majority of our named executive officers’ compensation is directly linked to our stock price and corporate performance; we also structure target total direct compensation opportunities with a significant long-term equity element, thereby making a substantial portion of each named executive officer’s target total direct compensation dependent upon our stock price performance and the achievement of goals linked to key performance metrics. Because the majority of our named executive officers’ compensation is in the form of variable, “at-risk” pay, our named executive officers are incentivized to drive financial performance and further enhance their focus on long-term growth.

•

Clawback Policy. We maintain a clawback policy that complies with and exceeds the requirements of Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards (the “Clawback Policy”). The Clawback Policy applies to erroneously-awarded incentive compensation (including equity awards) received by current and former executive officers in the event that we are required to prepare an accounting restatement that corrects an error in previously issued financial statements due to material noncompliance with any financial reporting requirement under the securities laws. In addition, the Clawback Policy permits the Compensation Committee to exercise its discretion to recover incentive compensation from an executive officer in the event of fraud or intentional misconduct.

•

Stock Ownership Guidelines. We maintain stock ownership guidelines that require our executive officers and the non-employee directors to maintain a minimum level of ownership of our common stock proportional to their annual base salary (5x for our CEO and 2x for other executive officers) or cash retainer (5x for non-employee directors).

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        EXECUTIVE COMPENSATION

•

“Double-Trigger” Change in Control Arrangements. Under our Severance Plan, all change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company and a qualifying termination of employment before payments and benefits are paid).

WHAT WE DO NOT DO

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans and arrangements that are available to all employees. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) on the same basis as our other employees.

•	Perquisites. We provide only limited perquisites or other personal benefits to our named executive officers.

•

No Excise Tax Payments on Change in Control Compensation Arrangements. We do not provide any “golden parachute” excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•

No Special Health or Welfare Benefits. We do not provide our named executive officers with any unique or special health or welfare benefit programs. They participate in our broad-based employee programs on the same basis as our other full-time, salaried employees.

•

No Hedging or Pledging of our Equity Securities. Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the non-employee members of our Board, from pledging Company securities as collateral for a loan, purchasing Company securities on margin, or placing Company securities in a margin account.

COMPENSATION-SETTING PROCESS

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers, including our named executive officers. In addition, the Compensation Committee also makes recommendations to our Board for compensation programs for the non-employee members of our Board.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers when making decisions with respect to their compensation.

The Compensation Committee conducts an evaluation of our executive compensation program each year to determine if any changes are appropriate. In addition, the Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our named executive officers, typically during the first quarter of the fiscal year.

The Compensation Committee has delegated authority to our CEO and Chief People Officer to grant a limited number of equity awards (subject to certain conditions and further limited to non-executive equity awards). This delegation of authority assists our Board and Compensation Committee in administering their duties with respect to the grant of equity awards.

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EXECUTIVE COMPENSATION

SETTING TARGET TOTAL DIRECT COMPENSATION

The Compensation Committee reviews the compensation arrangements of our executive officers, including our named executive officers, including base salary levels and long-term incentive compensation opportunities at the beginning of each fiscal year, or more frequently as warranted. The Compensation Committee administers our annual cash bonus opportunity in the same manner.

The Compensation Committee does not rely upon a specific target or benchmark compensation to formulaically set the target total direct compensation of our executive officers, including our named executive officers. In making decisions about the compensation of our executive officers, the members of the Compensation Committee exercise their own judgment relying primarily on their general experience and subjective considerations of various factors, including the following:

•	Our executive compensation program objectives;
•	Our performance as measured against the financial, operational, and strategic objectives established by the Compensation Committee and our Board;
•

Each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•

The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•

The performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, ability to lead their business unit or function and work as part of a team;

•	The potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
•	Our financial performance relative to our peers;
•

The compensation practices of our compensation peer group and as reflected in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data;

•	The current economic value of each executive’s unvested equity and the ability of these unvested holdings to satisfy our retention objectives; and
•	The recommendations of our CEO with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making their decisions, which are subjective in nature, the members of the Compensation Committee consider all of this information in view of their individual experience, knowledge of our company, knowledge of the competitive market, knowledge of each executive officer, and business judgment.

The Compensation Committee does not use benchmarking in a formulaic manner against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, in making its determinations, with the assistance of its independent compensation consultant, the Compensation Committee reviews surveys and other publicly available information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment to gain a general understanding of market compensation levels.

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        EXECUTIVE COMPENSATION

ROLE OF MANAGEMENT

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his or her recommendations for adjustments to annual cash compensation, long-term and short-term incentive compensation, and other compensation-related matters for our other executive officers, including our named executive officers (except with respect to his or her own compensation), based on the CEO’s evaluation of their performance for the prior fiscal year.

At the beginning of each fiscal year, our CEO reviews the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for them for the prior fiscal year and their overall performance during that year, and then shares these evaluations with, and make recommendations to, the Compensation Committee for each element of compensation as described above. The annual individual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and are reviewed with our Board.

The Compensation Committee reviews and discusses our CEO’s proposals and recommendations and considers them as one factor in determining and approving the compensation of our executive officers. Our CEO also attends meetings of the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his or her own compensation.

COMPENSATION CONSULTANT

Pursuant to its charter, the Compensation Committee has the authority to engage external advisors, including compensation consultants, legal counsel, and other advisors to assist it in discharging the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers. In Fiscal 2026, the Compensation Committee engaged F.W. Cook (the “Compensation Consultant”), to advise on various executive and director compensation-related matters, which included providing information, analysis, and other advice during Fiscal 2026, including assistance with the ongoing administration and evaluation of our executive compensation program.

Other than advising the Compensation Committee, neither the Compensation Consultant nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee considered the independence of the Compensation Consultant, consistent with the requirements of Nasdaq, and determined that the Compensation Consultant is independent. Further, pursuant to SEC rules and Nasdaq listing standards, the Compensation Committee conducted a conflicts of interest assessment and determined there was no conflict of interest resulting from the services the Compensation Consultant provided in Fiscal 2026. During Fiscal 2026, the Compensation Consultant did not provide any services to us other than as described below and described under “Non-Employee Director Compensation” above, regarding executive and non-employee director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

During Fiscal 2026, the Compensation Consultant worked with the Compensation Committee as requested and provided various services, including:

•	The review, analysis, and updating of our compensation peer group;
•

The review and analysis of the base salary levels and long-term incentive compensation opportunities of our executive officers, including our named executive officers, against competitive market data based on the companies in our compensation peer group and in selected broad-based compensation surveys;

•	An update on regulatory developments and market trends;
•	An analysis of competitive market data for the CEO position, which was based on compensation peer group data;

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EXECUTIVE COMPENSATION

•	The review and analysis of incentive compensation program design considerations;
•	The review and analysis of the Company’s equity incentive compensation plan and the projected funding requirements for such plan;
•	The review of the Company’s pay-versus-performance disclosure;
•	The review and assessment of the risk profile of our compensation programs; and
•	Advice and support regarding the implementation and ongoing administration of our redesigned executive compensation program.

COMPETITIVE POSITIONING FOR FISCAL 2026

For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to our business primarily in terms of industry, revenue, and market capitalization.

The companies in the peer group for Fiscal 2026 were approved, as determined using the following criteria as of July 2025:

•	Companies with a primary focus on hardware and software, and companies with a strong consumer orientation and/or subscription model, with a secondary focus on consumer/entertainment companies;
•	Companies with similar revenues – within a range of approximately 0.5x to approximately 2.0x of our trailing twelve months revenues of approximately $2.5 billion; and
•	Companies with similar market capitalizations – within a range of approximately 0.3x to approximately 3.0x our 30-day average market capitalization of approximately $3.2 billion.

After a review of the peer group companies, the Compensation Committee elected to add Etsy to our compensation peer group for Fiscal 2026.

The companies comprising the Fiscal 2026 compensation peer group are as follows:

ALARM.COM	DUOLINGO	LYFT
ANGI	ETSY	MATCH GROUP
BUMBLE	FUBO TV	PINTEREST
CORSAIR GAMING	GARMIN	ROKU
DOCUSIGN	GO PRO	SONOS
DROPBOX	IAC	ZILLOW GROUP

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. The Compensation Committee reviews our compensation peer group annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

COMPENSATION ELEMENTS

The principal elements of our Fiscal 2026 executive compensation program are described in detail below. The Compensation Committee considers the factors described under “Compensation-Setting Process–Setting Target Total Direct Compensation” above to determine the form and amount of each element of compensation for our CEO and our other executive officers, including our other named executive officers.

BASE SALARY

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals and motivate top-tier

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        EXECUTIVE COMPENSATION

performance through individual contributions. Generally, we use base salary to provide each executive officer, including each named executive officer, with a specified level of cash compensation during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.

The annual base salaries of our named executive officers for Fiscal 2026:

NAMED EXECUTIVE OFFICER	FISCAL 2025 BASE SALARY	FISCAL 2026 BASE SALARY

MR. STERN	$1,250,000	$1,250,000

MR. THACKER	—	$ 635,000(1)

MR. BAIG(2)	$ 814,450	$ 838,884

MS. CODDINGTON	$1,000,000	$ 850,000

MR. CALDWELL	$1,000,000	$ 850,000

MR. SANDERS	$1,000,000	$ 850,000

MR. KIROL	$ 635,000	$ 635,000

MS. COTTER	$1,000,000	$ 850,000

(1)	Mr. Thacker was appointed CFO effective June 22, 2026, at an annual base salary rate of $635,000.

(2)	On October 8, 2026, Mr. Baig notified the Company of his decision to step down as Chief Accounting Officer, effective November 27, 2026.

As described in further detail above, the Compensation Committee approved a salary reduction for our named executive officers for Fiscal 2026 with the annual salary set at $850,000, other than for Mr. Stern, and approved a planned further salary reduction to $635,000 for Fiscal 2027.

The actual base salaries paid to our named executive officers with respect to Fiscal 2026 are set forth in the “Fiscal 2026 Summary Compensation Table” below.

SHORT-TERM INCENTIVE COMPENSATION

We believe it is important to incentivize specific results and behaviors in support of our business strategy. Accordingly, our named executive officers (except Mr. Thacker and Mr. Baig) were eligible to earn cash annual incentive payments under our Executive Bonus Plan in Fiscal 2026. The target annual cash bonus opportunities (pro-rated as of salary and bonus target percentage in effect during the fiscal year) for our named executive officers for Fiscal 2026 were as follows:

NAMED EXECUTIVE OFFICER(1)	TARGET CASH BONUS OPPORTUNITY (AS A PERCENTAGE OF BASE SALARY)	TARGET CASH BONUS OPPORTUNITY ($)

PETER STERN	100%	1,250,000

ELIZABETH CODDINGTON(2)	20%	131,342

NICK CALDWELL	20%	131,342

DION CAMP SANDERS	20%	131,342

CHARLES KIROL	60%	381,000

JENNIFER COTTER	20%	131,342

(1)	Mr. Thacker and Mr. Baig were not eligible participants for a cash bonus under the Executive Bonus Plan in FY26.

(2)	Ms. Coddington was eligible to participate in the Executive Bonus Plan, but ultimately did not receive a payout under this plan due to her resignation.

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EXECUTIVE COMPENSATION

Under the Fiscal 2026 Executive Bonus Plan, each NEO’s bonus payout was determined based on Company performance relative to two categories of goals: operational profitability (50%) and strategic imperatives (50%). Operational profitability was measured based on Adjusted EBITDA results for the fiscal year and strategic imperatives were measured based on execution toward those imperatives. Each of the operational profitability and strategic imperatives categories was subject to a total payout range of between 0% and 200% of the applicable target annual cash bonus opportunity.

COMPANY SCORECARD OBJECTIVES	DESCRIPTION AND RATIONALE	WEIGHTING	PAYOUT SCALE

OPERATIONAL PROFITABILITY - ADJUSTED EBITDA(1)	As an indicator of profitable growth, it measures our operating performance and our operating leverage in our business.	50%	0-200%

STRATEGIC IMPERATIVES	Measures execution against the following equally weighted strategic imperatives and priorities, which are important to driving our transformation and positioning for long-term value creation: • Achieve connected fitness subscription targets • Launch and execute changes to product offerings • Progress toward product innovation roadmap • Achievement of target run rate savings	50%	0-200%

(1)	Please refer to the ADJUSTED EBITDA section in Annex A of this proxy for how we define Adjusted EBITDA.

(2)

We do not publicly disclose specific goals related to the Strategic Imperatives because doing so would result in competitive harm to the Company. The Compensation Committee considered the ability to meet or exceed the goals underlying the Strategic Imperatives to be at least as difficult as the Adjusted EBITDA goal.

The following table details the threshold, target, and maximum goals, as well as the actual performance results, for the operational profitability component of the Fiscal 2026 Executive Bonus Plan.

ATTAINMENT VS. PLAN	THRESHOLD (PAYOUT IS 50% OF TARGET)	TARGET (PAYOUT IS 100% OF TARGET)	MAXIMUM (PAYOUT IS 200% OF TARGET)	ACTUAL RESULTS	ACTUAL(1) (% OF TARGET PAYOUT)

OPERATIONAL PROFITABILITY - ADJUSTED EBITDA 50% WEIGHTED	$404.1M	$449.0M	$516.4M	$468.2M	128.5%

STRATEGIC IMPERATIVES(2) 50% WEIGHTED	—	—	—	—	100.0%

PERFORMANCE ADJUSTMENT FACTOR					114.3%

(1)	The actual payout results were interpolated (using a straight-line interpolation method) between each applicable level.

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        EXECUTIVE COMPENSATION

The target bonus amounts that our named executive officers received as approved by our compensation committee for fiscal 2026 were:

NAMED EXECUTIVE OFFICER	TARGET CASH BONUS OPPORTUNITY ($)	PERFORMANCE ADJUSTMENT FACTOR	TOTAL EARNED CASH BONUS

PETER STERN	1,250,000	114.3%	1,428,750

SIDDHARTH THACKER	—	—	—

SAQIB BAIG	—	—	—

ELIZABETH CODDINGTON	131,342	—	—

NICK CALDWELL	131,342	114.3%	150,124

DION CAMP SANDERS	131,342	114.3%	150,124

CHARLES KIROL	381,000	114.3%	435,483

JENNIFER COTTER	131,342	114.3%	150,124

LONG-TERM INCENTIVE COMPENSATION

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. In Fiscal 2026, we granted “Refresh” equity awards in the following types to our named executive officers:

•	RSU grants for the achievement of long-term corporate growth based on the value of our Class A common stock
•	PSU grants for the achievement of goals linked to key performance metrics, Free Cash Flow and revenue
•	PSU grant to Mr. Stern to encourage the sustained long-term value creation linked to Peloton’s stock price (the “Stern Stock Price PSU Grant”)

The realized value of each of these equity awards bears a direct relationship to our stock price and/or key performance metrics, and, therefore, the Compensation Committee believes these awards are an incentive for our executive officers to create value for our stockholders over, in most cases, a multi-year period. Equity awards also help us retain our executive officers in a highly competitive market.

To date, the Compensation Committee has not applied a rigid formula in determining the size of these equity awards. The Compensation Committee determines the amount of the equity award for each executive officer, including each named executive officer, after taking into consideration an analysis of market compensation data from the companies in our compensation peer group, the amount of equity compensation held by him or her at the time of grant (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), if applicable, our contemplated equity budget and potential award ranges for our employees, including our executive officers, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, the recommendations of our CEO (except with respect to his or her own equity awards, if any), and the other relevant factors described in “Compensation-Setting Process–Setting Target Total Direct Compensation” above.

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EXECUTIVE COMPENSATION

The equity awards the Compensation Committee granted to our named executive officers during Fiscal 2026 were as follows:

Fall 2025 Equity Awards

In September 2025, the Compensation Committee approved the grant of the RSU component of the Fiscal 2026 annual Refresh Grant to our executive officers, including our named executive officers then employed by us. The table set forth below indicates the value of the RSU component of each executive’s Fiscal 2026 Refresh Grant (each calculated in accordance with ASC 718):

NAMED EXECUTIVE OFFICER	RSU AWARD (GRANT DATE FAIR VALUE)	RSU AWARD[1] (NUMBER OF UNITS)

MR. STERN	$7,882,174	955,415

MR. THACKER	—	—

MR. BAIG	$1,591,603	209,974

MS. CODDINGTON	$4,177,960	551,182

MR. CALDWELL	$3,481,630	459,318

MR. SANDERS	$3,481,630	459,318

MR. KIROL	$2,088,980	275,591

MS. COTTER	$3,481,630	459,318

(1)	Award vesting details are described in the Fiscal 2026 Grants of Plan-Based Awards Table.

In September 2025, the Compensation Committee also approved the grant to our executive officers, including our named executive officers who were employed by us in September 2025, of the PSU component of the Fiscal 2026 annual Refresh Grant. The Compensation Committee determined that the PSU awards would vest in connection with the Company’s achievement of certain Revenue and Free Cash Flow performance goals, such that if the applicable performance threshold was not met for a metric, then no PSUs for that portion of the PSU awards would vest, but if the performance threshold was met or exceeded, the PSU awards could vest up to a maximum of 200% of the performance target, with the vesting amount calculated linearly between the threshold and target goals, and then the target and maximum goals. The performance goals and potential vesting amounts were as follows:

REVENUE GOALS	FREE CASH FLOW GOALS	VESTING PSUS AS A PERCENTAGE OF TARGET

$2,582,000,000 (“Maximum”)	$300,000,000 (“Maximum”)	200%

$2,482,000,000 (“Target”)	$233,000,000 (“Target”)	100%

$2,400,000,000 (“Threshold”)	$200,000,000 (“Threshold”)	50%

Below Threshold	Below Thresholds	0%

The table set forth below indicates the grant date fair value (calculated in accordance with ASC 718) and target number of PSUs awarded under the PSU component of each executive’s Fiscal 2026 Refresh Grant, in addition to the New Hire Grant in the case of Mr. Stern and Mr. Kirol awarded pursuant to their respective offer letters. For Mr. Stern and Mr. Kirol, the table also reflects New Hire Grants awarded pursuant to their respective offer letters. Final results for the PSU awards, which began vesting on September 15, 2026 based on actual achievement, as certified by the Compensation Committee, are set forth below. For Fiscal 2026, Revenue performance of $2,446.0 million resulted in 78.0% attainment and Free Cash Flow performance of $377.6 million resulted in 200.0% maximum attainment, yielding a final combined weighted payout of 139.0% of target.

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        EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICER	GRANT DATE FAIR VALUE OF PSU AWARD AT 100% TARGET LEVEL		NUMBER OF UNITS OF PSU AWARD AT 100% TARGET LEVEL	REVENUE AND FREE CASH FLOW ACHIEVEMENT LEVEL AS A PERCENTAGE OF TARGET	NUMBER OF UNITS OF PSU AWARD ACTUALLY ACHIEVED

MR. STERN	$1,165,255	(1)	141,243	139%	196,328

	$3,941,091		477,708	139%	664,015

MR. THACKER	—		—	—	—

MR. BAIG	$397,905		52,494	139%	72,967

MS. CODDINGTON	$1,790,555		236,221	—	—

MR. CALDWELL	$1,492,131		196,851	139%	273,623

MR. SANDERS	$1,492,131		196,851	139%	273,623

MR. KIROL	$895,281		118,111	139%	164,175

	$1,243,438	(2)	164,042	139%	228,019

MS. COTTER(3)	$1,492,131		196,851	100%	98,426

(1)	Represents the second tranche of Mr. Stern’s new hire PSU award as provided for in his offer letter dated October 28, 2024.

(2)	Represents Mr. Kirol’s new hire PSU award as provided for in his offer letter dated April 3, 2025.

(3)	Award was subject to acceleration at the 100% target level of achievement upon Ms. Cotter’s termination of employment pursuant to the terms of the Severance Plan.

In September 2025, the Compensation Committee approved the Stern Stock Price PSU Grant to Mr. Stern as part of his annual Refresh Grants. The Compensation Committee’s goal in granting this award was to encourage the long-term sustained value creation by unlocking shares that would be deemed earned if the associated stock price gate was achieved over a sustained period. If the stock price gate is not achieved, then the shares associated with that specific gate would be forfeited.

STOCK PRICE GATE	NUMBER OF UNITS EARNED IF STOCK PRICE GATE ACHIEVED(1)

$10.49	238,854

$12.00	238,854

$14.00	358,281

$16.00	358,281

$18.00	358,281

$20.00	358,281

$22.00	358,281

$24.00	230,887

(1)	The cumulative grant date fair value of the Stern Stock Price PSU Grant is $17,069,032.

New Hire Equity Awards for Mr. Thacker

On May 21, 2026, we entered into an employment offer letter with Mr. Thacker in connection with his appointment as CFO, effective June 22, 2026. Pursuant to his offer letter, Mr. Thacker was eligible to receive total initial new hire equity compensation valued at $8,000,000 in the aggregate on the grant date, allocated as follows: (a) time-based RSUs valued at $5,250,000; (b) time-based retention RSUs valued at $500,000; and (c) PSUs valued at $2,250,000. The Compensation Committee granted Mr. Thacker’s new hire RSU equity compensation on August 18, 2026. The RSUs valued at $5,250,000 vest as to 1/16th of the total number of shares per quarter over four years commencing November 15, 2026 and the time-based retention RSUs valued at $500,000 vest 50% on August 15, 2029 and 50% on August 15, 2030, in each case subject to Mr. Thacker’s provision of service to the Company on each vesting date. Mr. Thacker’s PSU award was granted subject to the same performance goals, terms, and timing as applicable to our other senior executive officers. Pursuant to his offer letter, Mr. Thacker was also eligible for and received a contractual fixed cash bonus for Fiscal 2026.

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EXECUTIVE COMPENSATION

The equity awards granted to our named executive officers during Fiscal 2026 are set forth in the “Fiscal 2026 Summary Compensation Table” and the “Fiscal 2026 Grants of Plan-Based Awards Table” below.

HEALTH AND WELFARE BENEFITS

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.

We also maintain a Section 401(k) Plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code of 1986, as amended (the “Code”). An employee’s interest in their pre-tax deferrals is 100% vested when contributed. As a tax-qualified retirement plan, contributions to the Section 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the plan. In Fiscal 2026, we matched the Section 401(k) Plan contributions for all employees who contributed to the Section 401(k) Plan, including our executive officers. We matched 100% of an employee’s contributions up to a maximum of either the lesser of 4% of eligible compensation or $14,000 in calendar year 2026.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

PERQUISITES AND OTHER PERSONAL BENEFITS

Perquisites and other personal benefits are not a significant component of our executive compensation program. We do not provide significant recurring perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to all our employees, or in limited circumstances that serve a reasonable business purpose, such as providing executive security arrangements. Perquisites may be provided in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, to ensure their safety and security, or for recruitment and retention purposes. Perquisites or other personal benefits are subject to periodic review by the Compensation Committee.

EMPLOYMENT ARRANGEMENTS

We have entered into written employment offer letters with our CEO and each of our other named executive officers.

Each of these employment offer letters provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause) and sets forth the initial compensation arrangements for the named executive officer, including an initial base salary, participation in our employee benefit programs, and, in some instances, a recommendation or agreement with respect to equity awards, participation in our short term bonus program and certain perquisites.

Each of our named executive officers is entitled to receive benefits upon certain qualifying terminations of employment as described in the sections titled “Post-Employment Compensation” and “—Potential Payments upon Termination or Change in Control.”

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OFFER LETTERS

During Fiscal 2026, we entered into an offer letter with Mr. Thacker in connection with his appointment as CFO.

SID THACKER

Mr. Thacker, our CFO, is a party to an offer letter with us dated May 21, 2026. Mr. Thacker is an at-will employee.

Mr. Thacker’s offer letter provides that he is entitled to the following compensation: (i) an annual base salary of $635,000, (ii) a contractual fixed cash bonus for Fiscal 2026, equity awards valued at $8,000,000 in the aggregate on the grant date, allocated as follows: (a) RSUs valued at $5,250,000; (b) RSUs valued at $500,000; and (c) PSUs valued at $2,250,000.

Mr. Thacker’s offer letter provides that he is eligible to participate in our Severance Plan as a Tier 1 participant.

Additionally, in August 2026, the Company entered into a reimbursement agreement with Mr. Thacker pursuant to which the Company provided Mr. Thacker with a cash payment of $436,466.14 (the “Reimbursement”) in connection with a repayment demand from Mr. Thacker’s former employer. Mr. Thacker is required to reimburse the Company the full amount of the Reimbursement if his employment with the Company is terminated prior to the 12-month anniversary of the date on which the Company paid the Reimbursement for any reason other than Mr. Thacker’s termination by the Company without Cause or his resignation for Good Reason (as such terms are defined in the Severance Plan).

In connection with our redesigned executive compensation program, each of Ms. Coddington, Mr. Caldwell, Ms. Cotter and Mr. Sanders signed an amendment to his or her offer letter (each a “Letter Agreement”), which implements the redesigned executive compensation program. The Letter Agreement also modifies and waives certain rights under the Severance Plan. In March 2026, Ms. Cotter entered into a Transition Agreement that superseded her prior offer letter and Letter Agreement.

POST-EMPLOYMENT COMPENSATION

Our named executive officers participate in our Severance Plan, which provides certain protections in the event of an involuntary termination of employment under specified circumstances, including following a change in control of our Company.

These arrangements provide reasonable compensation to a named executive officer if he or she leaves our employ under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to execute (and not revoke) a general release of claims acceptable to us, and agreeing to be bound by certain restrictive covenants, as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements help maintain our named executive officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of our Company.

We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our executive officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our named executive officers during Fiscal 2026, as well as an estimate of the potential payments and benefits that certain named executive officers would have been eligible to receive if a hypothetical change in control of our Company or other trigger event had occurred on June 30, 2026, see “Potential Payments Upon Termination or Change in Control” below.

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EXECUTIVE COMPENSATION

OTHER COMPENSATION POLICIES
EQUITY GRANTING POLICY
We maintain an Equity Granting Policy (the “Equity Policy”) that concerns the grant, authority, timing, vesting and other matters relating to equity awards. Under the Equity Policy and in accordance with the Company’s practice, the Compensation Committee approves annual and other equity awards, including in connection with new hires and promotions, to members of the board, executive officers who are subject to Section 16(a) of the Exchange Act and other senior executives. The Compensation Committee has delegated authority to the Equity Committee, which consists of the CEO and Chief People Officer, to grant equity awards to other employees, within certain parameters.
The Compensation Committee or the Equity Committee grant equity awards to newly hired employees on a monthly cycle and such awards are conditioned on the employee being an employee with the Company on the effective date of the grant. When the Compensation Committee or the Equity Committee grants equity awards for refresh, promotion or other discretionary purposes, the grant date is generally the 1st day of the month (or if such date is not a trading day, on the next trading day) immediately following approval of the grant; provided, however, that if such date falls within a trading blackout period, then the grant date is the next trading day immediately following the public dissemination of the information giving rise to the blackout period. The exercise price of any option or stock appreciation right is the closing price of our common stock on Nasdaq on the grant date.
Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates.
The Compensation Committee approves and grants annual long-term incentive awards at approximately the same time every year, with awards granted in September and October 2025 for Fiscal 2026. Our long-term equity incentive compensation program currently includes awards of RSUs, PSUs and stock options (in limited circumstances). Outside of the annual grant cycle, we may make RSU, PSU or stock option awards in connection with a new hire package, retention grant or severance package.
COMPENSATION RECOVERY (“CLAWBACK”) POLICY
On October 18, 2023, the Compensation Committee adopted a clawback policy that complies with the requirements of Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards (the “Clawback Policy”). The Clawback Policy applies to erroneously-awarded incentive compensation (including equity awards) received by current and former executive officers on or after October 2, 2023 in the event that we are required to prepare an accounting restatement that corrects an error in previously issued financial statements due to material noncompliance with any financial reporting requirement under the securities laws.
In addition, the Clawback Policy also provides that the Compensation Committee may, in its discretion, determine to recover incentive compensation from a covered executive officer in the event that his or her fraud or intentional misconduct materially contributed to the need for the financial restatement.
The Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K.
INSIDER TRADING POLICY
We maintain an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our executive officers, directors, employees, consultants and independent contractors. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards applicable to us. Our Insider Trading Policy prohibits trading while in possession of material nonpublic information and during blackout periods, and provides for preclearance procedures for our executive officers, directors and certain other specified employees, as well as other related policies and procedures, including as described below.
The Insider Trading Policy is filed as an exhibit to our Annual Report on Form
10-K.

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Hedging and Pledging Restrictions

Our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our Board from engaging in transactions involving options or other derivative securities on Company securities, such as puts and calls, whether on an exchange or in any other market (provided, however, that such individuals may exercise compensatory equity grants issued by the Company). In addition, our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our Board from engaging in hedging or monetization transactions involving Company securities, such as zero-cost collars and forward sale contracts or contributing our securities to exchange funds that could be interpreted as having the effect of hedging in our securities.

Our Insider Trading Policy also prohibits our employees (including our executive officers) and the non-employee members of our Board from pledging Company securities as collateral for a loan, purchasing Company securities on margin, or placing Company securities in a margin account. For additional information, see “Security Ownership of Certain Beneficial Owners and Management” above.

Exchange Act Rule 10b5-1 Sales Plans

Our Insider Trading Policy strongly encourages each of our executive officers, the non-employee members of our Board, and certain other senior level employees who have been designated as having regular access to material nonpublic information about the Company in the normal course of their duties to conduct any open market sales or purchases of our securities only through use of stock trading plans adopted pursuant to Exchange Act Rule 10b5-1 (“Trading Plans”).

Exchange Act Rule 10b5-1 provides a way for Company “insiders” to buy and sell our securities over a designated period by adopting pre-arranged Trading Plans entered into during an open trading window and at a time when they were not aware of material nonpublic information regarding the Company, following a cooling off period that extends to the later of 90 days after adoption or modification of their Trading Plan or two business days after the filing of our Annual Report on Form 10-K or a Quarterly Report on Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days, and their shares of our securities are sold in accordance with the terms of their Trading Plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. Under a Trading Plan, a broker executes trades pursuant to parameters established by the executive officer, non-employee member of our Board, or other senior level employee when entering into the plan, without further direction from such insider.

ACCOUNTING FOR STOCK-BASED COMPENSATION

We account for stock-based compensation in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. We measure compensation expense for all share-based payments made to our employees and non-employee members of our Board including options to purchase shares of our Class A common stock and RSU and PSU awards settled for shares of our Class A common stock based on the grant date fair value of these awards, and recognize the expense, net of actual forfeitures, over the requisite service period (and when performance targets are considered probable of being achieved for PSUs). This calculation is performed for financial accounting purposes and reported in the compensation tables below, regardless of whether recipients ultimately realize any economic value from their awards.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporated by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act. Our Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Karen Boone, Chairperson

Jay Hoag

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FISCAL 2026 SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation to each of our named executive officers for all services rendered in all capacities during the last three or fewer fiscal years during which such individuals were named executive officers.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)		STOCK AWARDS ($)(2)		OPTION AWARDS ($)(2)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)		TOTAL ($)

PETER STERN Chief Executive Officer and President	2026	1,250,000	—		30,057,551		—		1,428,750	230,238	(4)	32,966,539
	2025	615,385	1,625,000		10,792,378		5,000,000		—	204,073		18,236,835

SIDDHARTH THACKER Chief Financial Officer	2026	12,212	9,395	(5)	—		—		—	—		21,607

SAQIB BAIG(6) Chief Accounting Officer and Former Interim Chief Financial Officer	2026	834,185	—		1,989,507		—		—	20,660	(7)	2,844,352

ELIZABETH CODDINGTON Former Chief Financial Officer	2026	672,115	—		5,968,515		—		—	9,200	(8)	6,649,830
	2025	1,000,000	—		5,096,660		—		—	15,200		6,111,860
	2024	1,000,000	—		10,294,949		—		—	13,800		11,308,749

NICK CALDWELL Chief Product Officer	2026	884,615	—		8,913,554		—		150,124	61,225	(9)	10,009,518
	2025	1,000,000	—		5,096,660		—		—	88,433		6,185,093
	2024	665,385	—		8,907,408		—		—	215,933		9,788,726

DION CAMP SANDERS Chief Commercial Officer	2026	884,615	—		8,913,554		—		150,124	16,450	(10)	9,964,743
	2025	1,000,000	—		4,538,191		—		—	15,799		5,553,990

CHARLES KIROL Chief Operating Officer	2026	635,000	—		4,227,700		—		435,483	22,792	(11)	5,320,975

JENNIFER COTTER Former Chief Content Officer	2026	884,615	—		6,141,621	(12)	47,610	(12)	150,124	13,077	(11)	7,237,047
	2025	1,000,000	—		5,096,660		—		—	12,538		6,109,199
	2024	1,000,000	—		9,265,451		—		—	12,308		10,277,758

(1)	The amounts in the Salary column represent salary for the applicable year. Salary amounts for Mr. Thacker and Ms. Coddington have been prorated to reflect a partial year of service in Fiscal 2026.

(2)

The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSU, PSU, and Stock Option awards granted to our named executive officers during Fiscal 2026 as computed in accordance with ASC 718. All amounts reported in these columns, including with respect to any incremental fair value, are non-cash amounts. The assumptions used in calculating the grant date fair value of the RSUs, PSUs, and Option awards reported in the Stock Awards and Option Awards columns are set forth in Notes 2 and 13 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2026 filed with the SEC on August 6, 2026. These amounts do not reflect the actual economic value realized by our named executive officers, which will vary depending on the performance of our Class A common stock or the achievement of certain performance factors, for PSUs. For additional information, see “—Fiscal 2026 Outstanding Equity Awards at Fiscal Year-End Table.”

(3)

See “—Grants of Plan-Based Award Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts our named executive officers were eligible to earn in fiscal 2026. See also “—Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentive Compensation” for a discussion regarding our non-equity incentive plan compensation in Fiscal 2026. Additionally, the amounts in the Stock Awards column for Mr. Caldwell and Mr. Sanders include RSU awards granted in Fiscal 2026 that represent their annual Fiscal 2027 equity compensation, granted early for business reasons (see “—Fiscal 2026 Grants of Plan-Based Awards Table” for specific amounts).

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EXECUTIVE COMPENSATION

(4)

The amount reported includes: (i) $14,000 for Section 401(k) Plan matching contributions, (ii) $23,689 for relocation benefits as part of Mr. Stern’s new hire arrangements and (iii) $192,148 for security arrangements.

(5)	The amount reported reflects a pro-rated Fiscal 2026 annual bonus as provided for in Mr. Thacker’s offer letter.

(6)	On October 8, 2026, Mr. Baig notified the Company of his decision to step down as Chief Accounting Officer, effective November 27, 2026.

(7)	The amount reported includes: (i) $14,000 for Section 401(k) Plan matching contributions, and (ii) $6,260 for relocation benefits.

(8)	The amount reported includes: (i) $8,500 for Section 401(k) Plan matching contributions and (ii) $700 for certain broad-based benefits provided to all eligible employees.

(9)	The amount reported includes: (i) $14,000 for Section 401(k) Plan matching contributions, and (iii) $46,825 for certain broad-based benefits provided to all eligible employees.

(10)	The amount reported includes: (i) $14,000 for Section 401(k) Plan matching contributions, and (ii) $2,050 for certain broad-based benefits provided to all eligible employees.

(11)	The amount reported reflects Section 401(k) Plan matching contributions.

(12)

The amounts reported in the Stock Awards and the Option Awards columns for Ms. Cotter in Fiscal 2026 reflect $1,167,860 in incremental fair value of award modifications to Ms. Cotter’s outstanding RSUs and PSUs, and $47,610 in incremental fair value of award modifications to Ms. Cotter’s outstanding stock options, as calculated in accordance with ASC 718, that were deemed to have occurred in connection with her termination of employment and pursuant to our Severance Plan.

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        EXECUTIVE COMPENSATION

FISCAL 2026 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning each grant of an award made in Fiscal 2026 for each of our named executive officers under any compensation plan. This information supplements the information about these awards set forth in the Fiscal 2026 Summary Compensation Table.

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (3)
NAME	TYPE OF AWARD	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

PETER STERN	CASH	—	9/14/2025	$625,000	$1,250,000	$2,500,000	—	—	—	—	—	—	—
	RSU(4)	9/24/2025	9/24/2025	—	—	—	—	—	—	955,415	—	—	7,882,174
	PSU(5)	9/24/2025	9/24/2025	—	—	—	70,622	141,243	282,486	—	—	—	1,165,255
	PSU(6)	9/24/2025	9/24/2025	—	—	—	238,854	477,708	955,416	—	—	—	3,941,091
	PSU(7)	9/24/2025	9/24/2025	—	—	—	—	—	—	2,500,000	—	—	17,069,032

SAQIB BAIG	RSU(8)	9/14/2025	9/14/2025	—	—	—	—	—	—	209,974	—	—	1,591,603
	PSU(9)	9/14/2025	9/14/2025	—	—	—	26,247	52,494	104,988	—	—	—	397,905

NICK CALDWELL	CASH	—	9/14/2025	$65,671	$131,342	$262,685	—	—	—	—	—	—	—
	RSU(10)	9/14/2025	9/14/2025	—	—	—	—	—	—	459,318	—	—	3,481,630
	PSU(6)	9/14/2025	9/14/2025	—	—	—	98,426	196,851	393,702	—	—	—	1,492,131
	RSU(11)	4/1/2026	4/1/2026	—	—	—	—	—	—	916,231	—	—	3,939,793

DION CAMP SANDERS	CASH	—	9/14/2025	$65,671	$131,342	$262,685	—	—	—	—	—	—	—
	RSU(10)	9/14/2025	9/14/2025	—	—	—	—	—	—	459,318	—	—	3,481,630
	PSU(6)	9/14/2025	9/14/2025	—	—	—	98,426	196,851	393,702	—	—	—	1,492,131
	RSU(11)	4/1/2026	4/1/2026	—	—	—	—	—	—	916,231	—	—	3,939,793

CHARLES KIROL	CASH	—	9/14/2025	$190,500	$381,000	$762,000	—	—	—	—	—	—	—
	RSU(4)	9/14/2025	9/14/2025	—	—	—	—	—	—	275,591	—	—	2,088,980
	PSU(6)	9/14/2025	9/14/2025	—	—	—	59,056	118,111	236,222	—	—	—	895,281
	PSU(9)	9/14/2025	9/14/2025	—	—	—	82,021	164,042	328,084	—	—	—	1,243,438

JENNIFER COTTER	CASH	—	9/14/2025	$65,671	$131,342	$262,685	—	—	—	—	—	—	—
	RSU(10)	9/14/2025	9/14/2025	—	—	—	—	—	—	459,318	—	—	3,481,630
	PSU(6)(12)	9/14/2025	9/14/2025	—	—	—	98,426	196,851	393,702	—	—	—	1,492,131

ELIZABETH CODDINGTON	CASH(13)	—	9/14/2025	$43,548	$87,096	$174,192	—	—	—	—	—	—	—
	RSU(10)	9/14/2025	9/14/2025	—	—	—	—	—	—	551,182	—	—	4,177,960
	PSU(6)	9/14/2025	9/14/2025	—	—	—	118,111	236,221	472,442	—	—	—	1,790,555

SIDDHARTH THACKER	(14)	—	—	—	—	—	—	—	—	—	—	—	—

(1)

These amounts reflect the threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended June 30, 2026, as described in “—Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentive Compensation.” Target bonuses were set as a percentage of each named executive officer’s target base salary for the fiscal year ended June 30, 2026, prorated as applicable, and were paid in September 2026 at 114.3%. Amounts actually received by the named executive officer, if any, are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Represents the threshold, target, and maximum units for PSUs with a grant date established under ASC 718 in Fiscal 2026.

(3)

Except as noted, the amounts reported in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair value of RSUs and PSUs granted to our named executive officers during Fiscal 2026 as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in the column are set forth in Notes 2 and 13 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on August 6, 2026.

(4)

Vests quarterly at the rate of 1/16th of the shares of our Class A common stock underlying the RSUs with the first vest on November 15, 2025, in each case subject to continued service. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(5)

Represents the second tranche of Mr. Stern’s new hire PSU award granted pursuant to his offer letter dated October 28, 2024. Grant date fair value is reported at the 100% target level of achievement. Earned shares equaled 139% of achievement and vested

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EXECUTIVE COMPENSATION

in full on September 15, 2026. The PSU awards were subject to acceleration upon certain events as described in “--Potential Payments Upon Termination or Change in Control.”

(6)

Represents grant date fair value of PSU awards at the 100% target level of achievement. Earned shares equaled 139% of achievement and vest 5/16ths on November 15, 2026 and then 1/16th quarterly thereafter of the total shares of our Class A common stock, in each case subject to continued service. The PSU awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(7)

Represents the Stern Stock Price PSU Grant, the vesting of which is subject to Mr. Stern’s continued service through the applicable vesting dates and the achievement of the following stock price gates:

•	238,854 shares if the average closing price of our Class A common stock equals or exceeds $10.49 for a preceding 120-day trading period;
•	238,854 shares if the average closing price of our Class A common stock equals or exceeds $12.00 for a preceding 120-day trading period;
•	358,281 shares if the average closing price of our Class A common stock equals or exceeds $14.00 for a preceding 120-day trading period;
•	358,281 shares if the average closing price of our Class A common stock equals or exceeds $16.00 for a preceding 120-day trading period;
•	358,281 shares if the average closing price of our Class A common stock equals or exceeds $18.00 for a preceding 120-day trading period;
•	358,281 shares if the average closing price of our Class A common stock equals or exceeds $20.00 for a preceding 120-day trading period;
•	358,281 shares if the average closing price of our Class A common stock equals or exceeds $22.00 for a preceding 120-day trading period;
•	230,887 shares if the average closing price of our Class A common stock equals or exceeds $24.00 for a preceding 120-day trading period;

Notwithstanding the above, if as of August 15, 2029 the average closing price over the preceding 60-day trading period equals or exceeds a stock price gate, the shares corresponding to each such stock price gate shall vest and become deliverable.

Vesting of achieved stock price gates shall:

(a) begin on the first February 15th, May 15th, August 15th or November 15th (each a “Quarter Date”) that occurs either coincident with or next following the achievement date;

(b) vest on the first such Quarter Date (the “First Vest Date”) in an amount equal to a percentage of the achieved shares calculated by dividing (i) the number of three-month quarterly periods that have occurred since the grant date, inclusive of the then-current quarterly period during which the First Vest Date occurs, by (ii) sixteen; and

(c) the remaining achieved shares shall vest pro rata on each subsequent Quarter Date that occurs during the performance period.

Notwithstanding the above, with respect to any shares that become achieved shares during the period beginning with the grant date and ending on November 15, 2026, the First Vest Date shall be November 15, 2026.

(8)

Vests quarterly at the rate of 1/12th of the shares of our Class A common stock underlying the RSUs with the first vest on November 15, 2025, in each case subject to continued service. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(9)

Represents Mr. Kirol’s new hire PSU Award granted pursuant to his offer letter dated April 3, 2025. Earned shares vest 5/12ths on November 15, 2026 and then 1/12th quarterly thereafter or the total shares of our Class A common stock, in each case subject to continued service. The PSU awards are subject to acceleration upon certain events as described in “ —Potential Payments upon Termination or Change in Control.”

(10)

Vests quarterly at the rate of 1/12th of the shares of our Class A common stock underlying the RSUs with the first vest on August 15, 2026, in each case subject to continued service. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(11)

Vests quarterly at the rate of 1/12th of the shares of our Class A common stock underlying the RSUs with the first vest on November 15, 2026, in each case subject to continued service. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.” The RSU awards granted to Mr. Caldwell and Mr. Sanders on April 1, 2026 represent their annual Fiscal 2027 equity compensation, which were granted in advance during Fiscal 2026 to align with business objectives.

(12)	Awards were subject to acceleration at the 100% target level of achievement upon Ms. Cotter’s termination of employment, as described in “—Potential Payments upon Termination or Change in Control.”

(13)

The cash award set forth in the table above with respect to Ms. Coddington reflects a range of payout opportunities through her termination date, March 27, 2026. However, Ms. Coddington did not receive any payment due to her resigning prior to any bonus being earned.

(14)	Mr. Thacker did not receive any grants in Fiscal 2026. Mr. Thacker’s initial new hire equity awards were granted in Fiscal 2027 and will be reported in our Fiscal 2027 Proxy Statement.

64	|	2026 PROXY STATEMENT

        EXECUTIVE COMPENSATION

FISCAL 2026 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table presents, for each of the named executive officers, information regarding outstanding Option and RSU awards held as of June 30, 2026.

			OPTION AWARDS(1)				STOCK AWARDS(1)
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

PETER STERN	1/16/2025	(3)	195,313	585,937	8.49	12/31/2034	—	—
	1/16/2025	(3)	—	—	—	—	847,458	5,008,477
	9/24/2025	(4)	—	—	—	—	776,275	4,587,785
	9/24/2025	(5)	—	—	—	—	141,243	834,746
	9/24/2025	(6)	—	—	—	—	477,708	2,823,254
	9/24/2025	(7)	—	—	—	—	2,500,000	14,775,000

SAQIB BAIG	1/3/2023	(8)	—	—	—	—	39,946	236,081
	9/1/2023	(9)	—	—	—	—	37,500	221,625
	3/1/2024	(10)	—	—	—	—	72,116	426,206
	9/3/2024	(11)	—	—	—	—	12,824	75,790
	9/3/2024	(11)	—	—	—	—	11,937	70,548
	9/14/2025	(12)	—	—	—	—	157,480	930,707
	9/14/2025	(13)	—	—	—	—	52,494	310,240

NICK CALDWELL	11/1/2023	(14)	—	—	—	—	578,704	3,420,141
	9/30/2024	(11)	—	—	—	—	119,332	705,252
	9/14/2025	(15)	—	—	—	—	459,318	2,714,569
	9/14/2025	(6)	—	—	—	—	196,851	1,163,389
	4/1/2026	(16)	—	—	—	—	916,231	5,414,925

DION CAMP SANDERS	1/17/2019	(11)	140,000	—	8.82	1/16/2029	—	—
	4/26/2019	(11)	75,000	—	14.59	4/25/2029	—	—
	4/26/2019	(11)	75,000	—	14.59	4/25/2029	—	—
	2/28/2020	(11)	94,203	—	26.69	2/27/2030	—	—
	3/1/2021	(11)	37,043	—	123.81	2/28/2031	—	—
	9/1/2022	(11)	—	—	—	—	7,341	43,385
	9/1/2022	(11)	—	—	—	—	5,243	30,986
	3/1/2023	(17)	—	—	—	—	51,452	304,081
	9/1/2023	(9)	—	—	—	—	200,000	1,182,000
	3/1/2024	(10)	—	—	—	—	384,615	2,273,075
	9/30/2024	(18)	—	—	—	—	104,415	617,093
	9/14/2025	(15)	—	—	—	—	459,318	2,714,569
	9/14/2025	(6)	—	—	—	—	196,851	1,163,389
	4/1/2026	(16)	—	—	—	—	916,231	5,414,925

2026 PROXY STATEMENT	|	65

EXECUTIVE COMPENSATION

			OPTION AWARDS(1)				STOCK AWARDS(1)
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

CHARLES KIROL	5/9/2025	(19)	—	—	—	—	452,080	2,671,793
	9/14/2025	(4)	—	—	—	—	223,918	1,323,355
	9/14/2025	(13)	—	—	—	—	164,042	969,488
	9/14/2025	(6)	—	—	—	—	118,111	698,036

JENNIFER COTTER	6/13/2019	(11)	159,604	—	14.59	8/16/2027	—	—
	2/28/2020	(11)	184,000	—	26.69	8/16/2027	—	—
	9/16/2020	(11)	80,109	—	82.59	8/16/2027	—	—
	3/1/2021	(11)	50,508	—	123.81	8/16/2027	—	—
	9/1/2021	(11)	33,759	—	100.04	8/16/2027	—	—
	9/1/2021	(11)	9,197	—	100.04	8/16/2027	—	—
	9/1/2022	(11)	—	—	—	—	15,730	92,964
	9/1/2022	(11)	—	—	—	—	14,021	82,864
	3/1/2023	(17)	—	—	—	—	44,449	262,694
	9/1/2023	(9)	—	—	—	—	225,000	1,329,750
	3/1/2024	(10)	—	—	—	—	432,692	2,557,210
	9/30/2024	(18)	—	—	—	—	119,332	705,252
	9/14/2025	(15)	—	—	—	—	459,318	2,714,569
	9/14/2025	(6)	—	—	—	—	196,851	1,163,389

ELIZABETH CODDINGTON	—	(20)	—	—	—	—	—	—

SIDDHARTH THACKER	—	(21)	—	—	—	—	—	—

(1)

The outstanding Option and RSU awards granted on or after February 28, 2020, were granted under the 2019 Plan and are for shares of Class A common stock. All other outstanding Option awards were granted under the 2015 Plan (as defined below) and are for shares of Class B common stock.

(2)	Market value based on $5.91 per share, which was the closing market price of our Class A common stock on June 30, 2026.

(3)

Vests as to 1/4th of the total shares of our Class A common stock on each annual anniversary of January 1, 2025, in each case subject to continued service. The RSU award is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(4)

Vests quarterly at the rate of 1/16th of the total shares of our Class A common stock underlying the Option or RSU award commencing November 15, 2025, in each case subject to continued service. The RSU award is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(5)

Earned shares vested at the 139% target level on September 15, 2026. The PSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control”.

(6)

Earned shares vest at the 139% target level as to 5/16ths of the total shares of our Class A common stock underlying the PSU award on November 15, 2026 followed by 1/16th of the total shares quarterly thereafter, in each case subject to continued service. The PSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control”.

(7)

Represents the Stern Stock-Price PSU Grant, which consists of 2,500,000 PSUs, the vesting of which is subject to continued service through the applicable vesting dates and the achievement of the stock price goals described in footnote 7 of the Grants of Plan-Based Awards table. The PSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control”.

(8)

Vests with respect to 1/4th of the total shares of our Class A common stock underlying the RSU award on November 15, 2023 followed by 1/16th of the total shares quarterly thereafter, in each case subject to continued service. The RSU award is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

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        EXECUTIVE COMPENSATION

(9)

Vests quarterly at the rate of 1/16th of the total shares of our Class A common stock underlying the RSU award commencing November 15, 2023 and quarterly thereafter, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(10)

Vests quarterly at the rate of 1/16th of the total shares of our Class A common stock underlying the RSU award commencing May 15, 2024 and quarterly thereafter, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(11)	As of the date of filing, the Option or RSU is 100% vested and exercisable.

(12)

Vests quarterly at the rate of 1/12th of the total shares of our Class A common stock underlying the RSU award commencing November 15, 2025, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(13)

Earned shares vest at the 139% target level as to 5/12ths of the total shares of our Class A common stock underlying the PSU award on November 15, 2026 followed by 1/12th of the total shares quarterly thereafter, in each case subject to continued service. The PSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control”.

(14)

Vests with respect to 1/4th of our Class A common stock underlying the Option or RSU award on the one-year anniversary of the grant date, and as to 1/16th of our Class A common stock underlying the Option or RSU award quarterly thereafter, in each case subject to continued service. The Option and RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(15)

Vests quarterly at the rate of 1/12th of the total shares of our Class A common stock underlying the RSU award commencing August 15, 2026, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(16)

Vests quarterly at the rate of 1/12th of the total shares of our Class A common stock underlying the RSU award commencing November 15, 2026, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(17)

Vests quarterly at the rate of 1/16th of the total shares of our Class A common stock underlying the RSU award commencing May 15, 2023 and quarterly thereafter, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(18)

Vests quarterly at the rate of 1/8th of the total shares of our Class A common stock underlying the RSU award commencing November 15, 2024, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(19)

Vests quarterly at the rate of 1/12th of the total shares of our Class A common stock underlying the RSU award commencing July 15, 2025, in each case subject to continued service. The RSU awards are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(20)	Ms. Coddington held no outstanding equity awards as of June 30, 2026, as all previously granted awards were forfeited upon her resignation.

(21)	Mr. Thacker held no outstanding equity awards as of June 30, 2026, as his initial new hire equity awards were granted in Fiscal 2027.

2026 PROXY STATEMENT	|	67

EXECUTIVE COMPENSATION

FISCAL 2026 STOCK OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of our named executive officers, information regarding shares of our common stock subject to RSU awards that vested during Fiscal 2026.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

PETER STERN	744,112	5,069,994

SIDDHARTH THACKER	—	—

SAQIB BAIG	302,641	1,895,007

ELIZABETH CODDINGTON	1,018,162	7,163,468

NICK CALDWELL	1,178,954	7,774,383

DION CAMP SANDERS	1,174,285	7,937,865

CHARLES KIROL	277,713	1,740,943

JENNIFER COTTER	1,350,022	9,062,611

(1)

The aggregate value realized upon the vesting of a RSU award is the closing price on the vesting date. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Plan

Each of our executive officers, including our named executive officers, is (or was, while being employed) also a participant in our Severance Plan. Pursuant to the Severance Plan and their respective participation agreements, if any of our named executive officers is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Severance Plan), they will be entitled to receive a cash amount, equal to the sum of (i) 1 times their annual base salary, (ii) the target bonus for the fiscal year in which the termination occurs (if applicable), pro-rated to reflect the partial year of service and (iii) any annual bonus earned for our prior fiscal year (if applicable) to the extent not yet paid. All of these amounts will be paid in 12 monthly installments beginning within the 60-day period following their termination date. In addition, the named executive officer will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that the named executive officer and his or her covered dependents become eligible for coverage under another employer’s plans.

Each outstanding equity award that vests subject to the named executive officer’s continued service will automatically become vested and exercisable, as applicable, with respect to that number of shares that would have vested in the 12-month period following such termination had they remained employed during that period. Equity awards with performance-based vesting criteria will be treated in accordance with the applicable award agreement. After giving effect to the foregoing acceleration, each vested Option then held by the named executive officer will remain exercisable for 12 months following the executive’s termination of service, or if earlier, the original expiration date of such Option.

In the event that the named executive officer is terminated without “cause” or resigns for “good reason” during the “change in control period” (as defined in the Severance Plan and described below), then in lieu of the foregoing, they will be entitled to receive a cash amount, equal to (i) 1.5 times their annual base salary, (ii) their target bonus for the fiscal year in which the termination occurs (if applicable) and (iii) any annual

68	|	2026 PROXY STATEMENT

        EXECUTIVE COMPENSATION

bonus earned for our prior fiscal year (if applicable) to the extent not yet paid. All of these amounts will be paid in a single lump sum within 60 days following their termination date. In addition, the named executive officer will be entitled to continued coverage under our group-healthcare plans for a period of up to 18 months following the termination date.

Each outstanding equity award that vests subject to the named executive officer’s continued service will automatically become vested and, as applicable, exercisable in full. Any vested Option held by the named executive officer after giving effect to the foregoing acceleration will remain exercisable for 12 months following the executive’s termination of service, or if earlier, the original expiration date of such Option.

For all of our named executive officers, the “change in control period” includes the 12-month period following a “change in control” (as defined in the Severance Plan); for Ms. Coddington, pursuant to her offer letter, it also included the 120-day period immediately prior to the “change in control.” Pursuant to the Letter Agreement, if Mr. Caldwell or Mr. Sanders’ employment is terminated in a “covered termination,” whether in or outside a “change in control period”, the amount of the current-year bonus component of each executive’s severance will be equal to 100% of their target bonus plus a pro-rata portion of their target bonus, for the fiscal year in which the termination occurs (such terms also applied to Ms. Coddington and Ms. Cotter during their employment.

Mr. Stern is a participant in our Severance Plan as described above, except that if he is terminated without “cause” or resigns for “good reason” (whether during a “change in control period” or not), he will be entitled to receive a cash amount, equal to the sum of (i) 2 times his annual base salary and (ii) 2 times the target bonus for the fiscal year in which the termination occurs (if applicable), pro-rated to reflect the partial year of service. In addition, for a “covered termination” outside of a “change in control period”, each outstanding equity award that vests subject to Mr. Stern’s continued service will automatically become vested and exercisable, as applicable, with respect to that number of shares that would have vested in the 24-month period following such termination had he remained employed during that period. In the case of a termination during a “change in control period,” the definition of “good reason” shall include Mr. Stern ceasing to report solely to the Board or the board of directors of the entity that is the ultimate parent entity of the Company (or its successor). Finally, in the event of Mr. Stern’s death during active employment with the Company, termination of employment will be treated as a termination without “cause.”

All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us, and their agreement to certain non-compete, non-solicitation and non-disparagement covenants and compliance with certain other provisions set forth in their offer letter or employment agreement and in the Severance Plan. The terms of the Severance Plan generally supersede all prior agreements with our named executive officers, including their respective individual offer letters and employment agreements, with respect to any severance payments and benefits, equity acceleration or post-termination exercise periods to which any such named executive officers may be entitled upon a termination of service or change in control of us.

Separation Arrangements with Named Executive Officers

During Fiscal 2026, we entered into the following arrangement with a named executive officer in connection with a termination of employment:

JENNIFER COTTER

In connection with the change in Ms. Cotter’s role from Chief Content Officer to a non-executive, advisory role effective as of March 31, 2026, we entered into the Cotter Transition Agreement, pursuant to which Ms. Cotter agreed to provide advisory services to the Company through August 16, 2026 in order to facilitate a smooth and orderly transition of her responsibilities in her role as Chief Content Officer, at which time her employment terminated without cause in a “covered termination” under the Severance Plan. Pursuant to the Cotter Transition Agreement, Ms. Cotter received (i) all accrued but unpaid salary, (ii) all accrued, unused vacation and paid time off through the Transition Date (as defined in the Cotter Transition Agreement), and (iii) any qualifying unreimbursed business expenses. Ms. Cotter also retained or received any vested amounts due to her under any employee benefit plan,

2026 PROXY STATEMENT	|	69

EXECUTIVE COMPENSATION

program or policy of the Company, subject to the terms thereof. Under the Transition Agreement, Ms. Cotter is also entitled to base salary continuation and continued exercisability of vested stock options for a period of twelve months and certain annual and pro-rated bonus payments with respect to fiscal years 2026 and 2027, among other entitlements. The payments and benefits provided to Ms. Cotter under Section 3.1 of the Severance Plan were contingent on Ms. Cotter’s compliance with the Severance Plan, the Cotter Transition Agreement and certain restrictive covenants applicable to her, and her execution of a customary release of claims.

Potential Payments upon Termination or Change in Control Table

The following table provides information concerning the estimated, or, in certain cases as noted, actual payments and benefits that have been provided in the circumstances described above for each of our named executive officers (except as noted). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	UPON QUALIFYING TERMINATION NO CHANGE IN CONTROL				UPON QUALIFYING TERMINATION CHANGE IN CONTROL

NAME(1)	CASH SEVERANCE ($)	CONTINUATION OF MEDICAL BENEFITS ($)(2)	VALUE OF ACCELERATED VESTING ($)(3)	TOTAL ($)	CASH SEVERANCE ($)	CONTINUATION OF MEDICAL BENEFITS ($)(4)	VALUE OF ACCELERATED VESTING ($)(3)	TOTAL ($)

PETER STERN	5,000,001	32,965	8,937,971	13,970,937	5,000,001	49,448	13,254,262	18,303,711

SIDDHARTH THACKER	644,395	33,881	—	678,276	961,895	50,822	—	1,012,717

SAQIB BAIG	838,884	33,881	1,397,886	2,270,652	1,258,326	50,822	2,271,195	3,580,343

NICK CALDWELL	1,112,685	22,860	6,208,934	7,344,479	1,537,685	34,290	13,418,277	14,990,252

DION CAMP SANDERS	1,112,685	32,957	6,007,615	7,153,258	1,537,685	49,436	13,743,504	15,330,625

CHARLES KIROL	1,016,000	22,229	2,947,985	3,986,214	1,333,500	33,344	5,662,672	7,029,517

JENNIFER COTTER	1,192,015	49,347	4,186,750	5,428,112	—	—	—	—

ELIZABETH CODDINGTON	—	—	—	—	—	—	—	—

(1)

The severance payments and benefits set forth in the table above with respect to Ms. Cotter reflect the severance payments and benefits Ms. Cotter received upon her termination of employment on August 16, 2026 as disclosed in her transition agreement. Ms. Coddington voluntarily stepped down March 27, 2026 and was not eligible for severance payments. The severance payments and benefits set forth in the table above with respect to all other named executive officers reflect the estimated payments and benefits assuming the applicable triggering event took place on June 30, 2026.

(2)	The amounts reported include Company-paid health continuation benefits during the applicable severance period pursuant to the Severance Plan.

(3)

The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock as of June 30, 2026 ($5.91) less, if applicable, the exercise price of each outstanding Option.

(4)	The amounts reported include Company-paid health continuation benefits during the applicable severance period pursuant to the Severance Plan.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

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        EXECUTIVE COMPENSATION

Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	Any breach of the director’s duty of loyalty to us or our stockholders;
•	Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	Any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CEO PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, we are providing the ratio of our median employee’s annual total compensation (the median of the total compensation of all our employees, excluding our Principal Executive Officer) to the annual total compensation of our Principal Executive Officer.

Our determination of which employee was the median employee was based on compensation data for all worldwide employees, whether full-time, part-time, or seasonal, excluding our CEO, as of June 30, 2026 (the determination date).

To identify the median employee, we utilized a consistently applied compensation measure consisting of base salary (annualized for all employees who commenced work during the 12-month period preceding the determination date to reflect a full year), annual bonus or commission at targets, if any, and the grant date value of equity awards for the twelve-month period from July 1, 2025 through June 30, 2026. Exchange rates were applied as of the determination date to convert all non-U.S. currencies into U.S. dollars. No cost-of-living adjustments were made.

Using this foregoing approach, we identified the individual at the median of our employee population, who is a full-time employee based in the United States. We then calculated the Fiscal 2026 annual total compensation for this individual using the same methodology we use for our named executive officers as set forth in our Fiscal 2026 Summary Compensation Table.

2026 PROXY STATEMENT	|	71

EXECUTIVE COMPENSATION

For Fiscal 2026, the annual total compensation of our median employee (other than Mr. Stern) was $189,698 and the annual total compensation of Mr. Stern, as reported in the Summary Compensation Table included in this proxy statement, was $32,966,539. Based on this information, the ratio of Mr. Stern’s annual total compensation to the median of the annual total compensation of all employees was approximately 174:1.

This pay ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different estimates, assumptions, and methodologies in calculating their own pay ratios.

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs aim to ensure that the pay of every employee appropriately reflects the level of their job impact and responsibilities and is competitive within our market.

72	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PAY VERSUS PERFORMANCE

In the Pay Versus Performance Table below, we provide information about the compensation of our named executive officers (“NEOs”) and the results of certain financial performance measures for each of the last five fiscal years. The amounts shown below are calculated in accordance with
Item
 402(v) of Regulation
S-K
(the “PVP Rules”). For further information concerning our
pay-for-performance
philosophy and how we align executive compensation with our performance, refer to our CD&A.
Although the PVP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our NEOs actually earned in the fiscal years shown. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PVP Rules, including adjustments of the values of unvested and vested equity awards based on either their year-end
or vesting date stock prices and various accounting assumptions. “Compensation actually paid” generally fluctuates due to stock price performance, among other factors.

FISCAL YEAR (1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO PETER STERN (2)	COMPENSATION ACTUALLY PAID TO PEO PETER STERN (3)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO JOHN FOLEY (2)	COMPENSATION ACTUALLY PAID TO PEO JOHN FOLEY (3)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO BARRY MCCARTHY (2)	COMPENSATION ACTUALLY PAID TO PEO BARRY MCCARTHY (3)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO KAREN BOONE (2)	COMPENSATION ACTUALLY PAID TO PEO KAREN BOONE (3)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO CHRIS BRUZZO (2)	COMPENSATION ACTUALLY PAID TO PEO CHRIS BRUZZO (3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (4)	PTON TOTAL SHAREHOLDER RETURN (5)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME ($M) (7)	FREE CASH FLOW ($M) (8)

2026	$32,966,539	$21,004,705	$0	$0	$0	$0	$0	$0	$0	$0	$6,006,868	$3,308,346	$4.77	$260.07	$63.20	$377.6

2025	$18,236,835	$15,931,097	$0	$0	$0	$0	$2,311,292	$2,878,723	$1,471,120	$2,099,971	$6,417,348	$16,400,793	$5.60	$183.67	($118.90)	$323.7

2024	$0	$0	$0	$0	$9,515,710	($3,113,401)	$1,196,870	$921,875	$1,623,195	$1,158,539	$11,032,244	$4,093,377	$2.73	$161.79	($551.90)	($85.8)

2023	$0	$0	$0	$0	$1,094,631	($6,088,273)	$0	$0	$0	$0	$13,786,240	$4,246,646	$6.20	$111.92	($1,261.70)	($470.0)

2022	$0	$0	$16,091,152	($178,221,274)	$168,073,420	$32,829,750	$0	$0	$0	$0	$13,065,720	($80,153,488)	$7.40	$81.56	($2,827.70)	($2,357.4)

(1)
Mr. Stern served as the Company’s PEO for the entirety of Fiscal 2026 and from January 1, 2025 during Fiscal 2025. Karen Boone and Chris Bruzzo served as the Company’s
Co-PEOs
from May 2, 2024 to December 31, 2024 and November 1, 2024, respectively. Barry McCarthy served as the Company’s PEO from February 9, 2022 to May 2, 2024. John Foley served as the Company’s PEO during Fiscal 2022 to February 9, 2022 (together with Ms. Boone, Mr. Bruzzo and Mr. McCarthy, our “Former PEOs”).

The Company’s “Non-PEO NEOs” for the indicated fiscal years were as follows:

•	2026: Elizabeth Coddington, Saqib Baig, Sid Thacker, Jen Cotter, Nick Caldwell, Dion Camp Sanders, and Charles Kirol
•	2025: Elizabeth Coddington, Jen Cotter, Nick Caldwell, Dion Camp Sanders, and Andrew Rendich
•	2024: Elizabeth Coddington, Jen Cotter, Andrew Rendich, Nick Caldwell, and Thomas Cortese
•	2023: Elizabeth Coddington, Leslie Berland, Jen Cotter, Thomas Cortese, and John Foley
•	2022: Jill Woodworth, Elizabeth Coddington, William Lynch, Thomas Cortese, Hisao Kushi, and Kevin Cornils

(2)
Amounts reported in these columns represent the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of (i) PEO, (ii) our Former PEOs and (iii) the average for the applicable
Non-PEO
NEOs.

(3)
Amounts reported in these columns represent the compensation actually paid to our PEO for the indicated fiscal year, as calculated under the PVP Rules. The table below reconciles total compensation as reported in the Summary Compensation Table with compensation actually paid for Fiscal 2026. Information for Fiscal 2025 is included in our proxy statement filed with the SEC on October 24, 2025, and information for Fiscal 2022 to Fiscal 2025 is included in our proxy statement filed with the SEC on October 22, 2024.

2026 PROXY STATEMENT	|	73

PAY VERSUS PERFORMANCE

PEO (PETER STERN)

2026

	Summary Compensation Table—Total Compensation	$ 32,966,539

–	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	($30,057,551)

+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$ 18,550,913

+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	($ 1,453,159)

+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$ 1,016,320

+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($ 18,356)

–	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$ 0

=	Compensation Actually Paid	$ 21,004,705
For purposes of calculating compensation actually paid, compensation related to equity awards was remeasured. For RSUs and PSUs, the fair values and the change in fair values were determined by the closing price of our common stock at each applicable year-end
date or, in the case of vested awards, the closing price on the vesting date. For stock options, a Black-Scholes-Merton option valuation model (“BSM model”) was used as of the applicable year-end
date or, in the case of vested options, the vesting date. The BSM model requires us to make assumptions and judgments regarding the variables used in the calculation, including the expected remaining term, expected volatility and the expected risk-free rate. The valuation assumptions used to calculate the fair value of equity awards were methodologically consistent with those used to calculate the grant date fair value of such awards.

(4)
Amounts reported are the “compensation actually paid” to the Non-PEO NEOs in the indicated fiscal year, as computed in accordance with the PVP Rules. The table below reconciles total compensation as reported in the Summary Compensation Table with compensation actually paid for Fiscal 2026 based on the average compensation for such NEOs. Information for Fiscal 2025 is included in our proxy statement filed with the SEC on October 24, 2025, and information for Fiscal 2022 to Fiscal 2025 is included in our proxy statement filed with the SEC on October 22, 2024.

NEO AVERAGE

2026

	Summary Compensation Table—Total Compensation	$ 6,006,868

–	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	($ 5,171,723)

+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$ 4,118,292

+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	($ 430,942)

+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$ 84,425

+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($ 174,219)

–	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($ 1,124,355)

=	Compensation Actually Paid	$ 3,308,346
We used the same assumptions relating to remeasurement of equity award compensation as disclosed above in footnote (3).

(5)
Our total shareholder return (“TSR”) assumes $100 was invested in our common stock on June 30, 2021, using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.

74	|	2026 PROXY STATEMENT

        PAY VERSUS PERFORMANCE

(6)
We use the Nasdaq Computer Index for purposes of comparing our TSR to the TSR of a peer group or index (the “Peer Group TSR”), as disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, pursuant to Item 201(e) of Regulation S-K. This calculation assumes that $100 was invested in this index on June 30, 2021 and that any dividends are reinvested.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)	We define Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures. Please see the CD&A and A nnex A for additional information.
FINANCIAL PERFORMANCE MEASURES
The most important financial performance measures used by the Company for Fiscal 2026 to link compensation paid to the Company’s named executive officers to Company performance are as follows:

•	Free Cash Flow
•	Adjusted EBITDA
•	Revenue
•	Strategic Imperatives

2026 PROXY STATEMENT	|	75

PAY VERSUS PERFORMANCE

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The following charts show the relationships between “compensation actually paid” to our PEO, Former PEOs, and applicable
Non-PEO
NEOs in fiscal years 2022, 2023, 2024, 2025, and 2026 to (1) our TSR and the Peer Group TSR, (2) our net income and (3) our Free Cash Flow.

76	|	2026 PROXY STATEMENT

        PAY VERSUS PERFORMANCE

2026 PROXY STATEMENT	|	77

PAY VERSUS PERFORMANCE

We believe the “compensation actually paid” in each of the years reported above is primarily reflective of the annual changes in our stock price performance. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with our performance, please refer to our CD&A.

78	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2026 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS(2)	61,284,531	(3)	22.79	65,994,648	(4)

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

TOTALS	61,284,531		22.79	65,994,648

(1)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding Option awards and does not reflect the shares that will be issued upon the vesting of outstanding RSUs or PSUs, which have no exercise price.

(2)	Includes our 2015 Stock Plan (the “2015 Plan”), and the 2019 Plan. Excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan, or 2019 ESPP.

(3)

Includes 4,943,664 shares of Class B common stock subject to outstanding awards granted under the 2015 Plan, all of which were subject to outstanding Option awards, and 56,340,867 shares of Class A common stock subject to outstanding awards granted under the 2019 Plan, of which 13,771,031 shares were subject to outstanding Option awards and 42,569,836 shares were subject to outstanding RSU awards.

(4)

There are no shares of common stock available for issuance under our 2015 Plan, but that plan will continue to govern the terms of stock options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 21,931,968 shares on July 1, 2026 and will increase automatically on the first day of July of each year through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding June 30 or a lower number approved by our Board. As of June 30, 2026, there were 21,154,071 shares of Class A common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 4,386,393 shares on July 1, 2026 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding June 30 or a lower number approved by our Board. Based on the number of ESPP participants as of June 30, 2026, participants may purchase up to 2,150,000 shares of our Class A common stock during Fiscal 2027.

2026 PROXY STATEMENT	|	79

PELOTON INTERACTIVE, INC. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Director—Director Compensation,” respectively, since July 1, 2025, there were no transactions or series of similar transactions to which we were a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had, have, or will have a direct or indirect material interest.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the indemnification agreements and our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

We have adopted a written related party transactions policy to comply with Item 404 of the Exchange Act under which our executive officers, directors, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our Audit Committee. If the related party is, or is associated with, a member of our Audit Committee, the transaction must be reviewed and approved by our Nominating, Governance and Corporate Responsibility Committee.

Any request for us to enter into a transaction with a related party must first be presented to our Chief Legal Officer or her delegate for review and to determine what approvals are required. Then, the Chief Legal Officer will refer to the Audit Committee any such transaction that the Chief Legal Officer determines should be considered for evaluation and approval by the Audit Committee. In approving or rejecting the proposed transaction with a related party, the Audit Committee may consider the relevant and available facts and circumstances, including, but not limited to, the rationale for the proposed transaction, relevant alternatives to the proposed transaction, indications of an arm’s-length negotiation, the terms of the transaction, and the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated. The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the proposed transaction. The Audit Committee will then convey the decision to the Chief Legal Officer, who will then convey the decision to the appropriate persons within the Company. Members of the legal department or accounting team will report to the Audit Committee at the next Audit Committee meeting any decision made under the related party transactions policy. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted promptly to the Audit Committee for determination of whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction and whether disciplinary action is appropriate.

80	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. ADDITIONAL INFORMATION

STOCKHOLDER NOMINATIONS AND PROPOSALS TO BE INCLUDED IN PROXY MATERIALS OR PRESENTED AT NEXT ANNUAL MEETING

According to our amended and restated bylaws, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Peloton Interactive, Inc., 441 Ninth Avenue, Sixth Floor, New York, New York 10001, Attn: Corporate Secretary.

To be timely for our 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 10, 2027 and no later than 5:00 p.m. Eastern Time on September 9, 2027. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.

The SEC has proposed rescinding Exchange Act Rule 14a-8. If the rule remains in effect, stockholder proposals submitted pursuant to Rule 14a-8 and intended to be presented at our 2027 Annual Meeting of Stockholders must be received by us not later than June 25, 2027 in order to be considered for inclusion in our proxy materials for that meeting. Stockholder proposals that are received after this date or that otherwise fail to satisfy Rule 14a-8, to the extent then still in effect, will not be included in next year’s proxy statement.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act.

AVAILABLE INFORMATION

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2026, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Peloton Interactive, Inc.

441 Ninth Avenue, Sixth Floor

New York, New York 10001

Attn: Chief Legal Officer and Corporate Secretary

The annual report is also available at https://investor.onepeloton.com under “SEC Filings” in the “Financials” section of our website.

2026 PROXY STATEMENT	|	81

ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, LLC, or you are in possession of stock certificates): visit https://www.shareowneronline.com/and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee, or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock and have questions about electronic delivery may contact Equiniti Trust Company, LLC, our transfer agent, by phone at (800) 468-9716 or visit their website at www.shareowneronline.com.

“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write to our Corporate Secretary at 441 Ninth Avenue, Sixth Floor, New York, New York 10001, Attn: Chief Legal Officer and Corporate Secretary.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Corporate Secretary at the address listed above.

82	|	2026 PROXY STATEMENT

        ADDITIONAL INFORMATION

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended June 30, 2026.

2026 PROXY STATEMENT	|	83

PELOTON INTERACTIVE, INC. OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board

TAMMY ALBARRÁN

Chief Legal Officer and Corporate Secretary

84	|	2026 PROXY STATEMENT

PELOTON INTERACTIVE, INC. ANNEX A: NON-GAAP RECONCILIATION

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

ADJUSTED EBITDA

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: other expense (income), net; net (gains) losses on debt refinancing; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; impairment expense; restructuring expense; product recall related matters; certain litigation and settlement expenses; supplier settlements; and other adjustment items that arise outside the ordinary course of our business.

We use Adjusted EBITDA as a measure of operating performance and the operating leverage in our business. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•

Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

•

Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and

•

Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use a similar non-GAAP financial measure to supplement their GAAP results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:

•

Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest and other income (expense), or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) income taxes, which may represent a reduction in cash available to us;

•

Adjusted EBITDA does not reflect gains (losses) associated with refinancing efforts that we have determined are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature and strategy of the refinancing, as well as our frequency and past practice of performing refinancing activities;

2026 PROXY STATEMENT	|	A-1

ANNEX A: NON-GAAP RECONCILIATION

•

Adjusted EBITDA does not reflect certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on the following considerations which we assess regularly: (1) the frequency of similar cases that have been brought to date, or are expected to be brought within two years; (2) the complexity of the case; (3) the nature of the remedy(ies) sought, including the size of any monetary damages sought; (4) offensive versus defensive posture of us; (5) the counterparty involved; and (6) our overall litigation strategy. Following a change in practice beginning during the fiscal year ended June 30, 2022, we no longer adjust Adjusted EBITDA for costs from new patent litigation or consumer arbitration claims, unless we consider the matter to be nonrecurring, infrequent or unusual. We continue to adjust Adjusted EBITDA for historical patent infringement and consumer arbitration claims that were determined, prior to our change in practice, to be nonrecurring, infrequent, or unusual;

•	Adjusted EBITDA does not reflect acquisition-related costs, including transaction and integration costs;
•	Adjusted EBITDA does not reflect impairment charges and gains (losses) on disposals of fixed assets;
•

Adjusted EBITDA does not reflect costs associated with certain product recall related matters including adjustments to the return reserves, inventory write-downs, logistics costs associated with Member requests, the cost to move the recalled product for those that elect the option, subscription waiver costs of service, and recall-related hardware development and repair costs. We make adjustments for product recall related matters that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors including the nature of the product recall, our experience with similar product recalls at the time of such assessment, the impacts on us of the recall remedy and associated logistics, supply chain, and other externalities, as well as the expected consumer demand for such a remedy, and operational complexities in the design, regulatory approval and deployment of a remedy;

•	Adjusted EBITDA does not reflect costs associated with the Restructuring Plans and similar initiatives;
•

Adjusted EBITDA does not reflect supplier settlements that are outside of the ordinary course of business and are nonrecurring, infrequent or unusual based on factors such as the nature of the settlements and

•

The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results and we may, in the future, exclude other significant, unusual expenses or other items from this financial measure. Because companies in our industry may calculate this measure differently than we do, its usefulness as a comparative measure can be limited.

Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

A-2	|	2026 PROXY STATEMENT

The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

ADJUSTED EBITDA

	FISCAL YEAR ENDED JUNE 30,

	2026	2025

	(IN MILLIONS)

NET INCOME (LOSS)	$63.2	$(118.9)

ADJUSTED TO EXCLUDE THE FOLLOWING:

TOTAL OTHER EXPENSE, NET(1)	97.6	79.3

INCOME TAX (BENEFIT) EXPENSE	(0.1)	3.4

DEPRECIATION AND AMORTIZATION EXPENSE	57.2	89.7

STOCK-BASED COMPENSATION EXPENSE	197.8	228.8

IMPAIRMENT EXPENSE	34.6	64.1

RESTRUCTURING EXPENSE(2)	17.9	33.8

SUPPLIER SETTLEMENTS(3)	—	23.5

ADJUSTED EBITDA	$ 468.2	$ 403.6

(1)

Primarily consists of Interest expense of $123.8 million and $134.5 million, Interest income of $(36.4) million and $(32.7) million, and Foreign exchange loss (gain) of $10.1 million and $(22.4) million, for the fiscal years ended June 30, 2026 and 2025, respectively.

(2)

Represents charges incurred in connection with the Restructuring Plans; refer to Note 4—Restructuring in the Notes to Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on August 6, 2026.

(3)

Represents accruals related to settlement of disputes with various third-party suppliers about certain alleged past and future commitments, which occurred due to part of an unusual, one-time effort to adjust the Company’s forecasted inventory during its fiscal years 2022 and 2023. With the settlement during the fiscal year ended June 30, 2025, we have substantially settled our purchase commitments related disputes with our suppliers that were linked to our one-time effort to evaluate and adjust the Company’s forecasted inventory needs with its suppliers during fiscal years 2022 and 2023. As such, we currently do not expect to add-back in the future any additional supplier settlements related to that effort.

2026 PROXY STATEMENT	|	A-3

ANNEX A: NON-GAAP RECONCILIATION

FREE CASH FLOW

We define Free Cash Flow as Net cash provided by (used in) operating activities less Capital expenditures. Free Cash Flow reflects an additional way of viewing our liquidity that, we believe, when viewed with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows.

The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, Free Cash Flow does not incorporate payments made for purchases of marketable securities or principal repayments on our debt, which reduces cash available to us. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of Free Cash Flow to Net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	FISCAL YEAR ENDED JUNE 30,

	2026	2025

	(IN MILLIONS)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$387.6	$333.0

CAPITAL EXPENDITURES	(9.9)	(9.3)

FREE CASH FLOW	$377.6	$323.7

A-4	|	2026 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T04848-P59163 1a. Angel L. Mendez PELOTON INTERACTIVE, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Director: The Board of Directors recommends you vote FOR the following nominee: For Withhold 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2027. 3. Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote THREE YEARS for the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no such direction is made, this proxy will be voted FOR the election of the nominee for the board of directors listed in proposal 1, FOR proposal 2, and THREE YEARS for proposal 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in his or her discretion. For Against Abstain ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PTON2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 7, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w PELOTON INTERACTIVE, INC. 441 NINTH AVENUE, SIXTH FLOOR NEW YORK, NEW YORK 10001 D 7

T04849-P59163 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PELOTON INTERACTIVE, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 8, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Peter Stern, Siddharth Thacker, and Tammy Albarrán, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of Peloton Interactive, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on Tuesday, December 8, 2026, virtually via live webcast at www.virtualshareholdermeeting.com/PTON2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND THREE YEARS FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE